As filed with the Securities and Exchange Commission on June 7, 2000


                       Registration Statement No.333-83701

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             AMENDMENT NO. 5 TO THE
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CIRCLE GROUP INTERNET, INC.
                 (Name of Small Business Issuer in its Charter)

           Illinois                     7375                   36-4197173
  (State or other juris-         (Primary Standard          (I.R.S. Employer
  diction of incorporation      Industrial Classifi-       Identification No.)
       or organization)               cation)                  Code Number)

                                1011 Campus Drive
                               Mundelein, IL 60060
                                  847-549-6002
                             (Address and telephone
                               number of principal
                               executive offices)

                             Mr. Gregory J. Halpern
                               Mr. Frank K. Menon
                           Circle Group Internet, Inc.
                                1011 Campus Drive
                               Mundelein, IL 60060
                                  847-549-6002
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                             Roxanne K. Beilly, Esq.
                              Atlas Pearlman, P.A.
                           350 East Las Olas Boulevard
                                   Suite 1700
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                                                  CALCULATION OF REGISTRATION FEE

                                                         Proposed                      Proposed
                                                         Maximum                       Maximum
Title of                     Amount                      Offering                      Aggregate Amount
Shares to be                 to be                       Price Per                     of Offering             Registration
Registered                   Registered                  Share (1)                     Price (1)               Fee
----------                   ----------                  ---------                     ---------               ---

common stock,
$.00005 par value
per share                      1,838,760                 $10.00                         $18,387,600               $4,854.33


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the holders until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.



SUBJECT TO COMPLETION DATED _____________, 2000


PROSPECTUS

                           CIRCLE GROUP INTERNET, INC.

                        1,838,760 SHARES OF COMMON STOCK

This investment involves a high degree of risk. See "Risk Factors" beginning on page 4.


         This prospectus covers 1,838,760 shares of common stock of Circle Group Internet, Inc. being offered by certain selling security holders identified.


         There is currently no public market for our common stock. We have applied for listing of our common stock on the American Stock Exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.



                    The date of this prospectus is [ ], 2000




                                                         TABLE OF CONTENTS
                                                                                                                    Page No.



Prospectus Summary.........................................................................................................3

Summary Consolidated Financial Data........................................................................................4

General Information........................................................................................................5

Risk Factors...............................................................................................................5

Forward Looking Statements................................................................................................10

Use of Proceeds...........................................................................................................10

Capitalization............................................................................................................10

Management's Discussion and Analysis of Financial Condition and Results of Operations.....................................11

Business .................................................................................................................21

Management................................................................................................................46

Indemnification of Officers and Directors.................................................................................54

Certain Relationships and Related Transactions............................................................................54

Our Principal Shareholders................................................................................................56

Market for our Securities.................................................................................................58

Selling Security Holders..................................................................................................58

Plan of Distribution......................................................................................................65

Description of Securities.................................................................................................67

Legal Matters.............................................................................................................68

Experts  .................................................................................................................68

Index to Financial Statements............................................................................................F-1

                                        2

                               PROSPECTUS SUMMARY

Circle Group Internet, Inc.

We are an Internet company with e-finance, business-to-business, and e-tailer divisions. Our divisions are built around the common theme of Internet-based operations.

         * Our e-finance, or Internet investment banking, division is a broker-dealer that offers and sells securities in private placements. Our e-finance division focuses its activities on the Internet sector and, more generally, on issuers seeking to market their stock offerings to accredited investors.

         * Our business-to-business, or B2B, division develops distinctive web sites, engineers software, including our Internet viewing software, and provides business-to-business consulting services.

         * Our e-tailer, or Internet retailer, division is a manufacturer and distributor of pillows, blankets, and other bedding products.

Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois 60060. Our telephone number is (847) 549-6002. Our web sites are located at www.circlegroupinternet.com., www.justdoit.net, www.bedsandbeyond.com and www.cgicapital.com. The information on our web sites is not a part of this prospectus.


The Offering

Common Stock Offered by
  Selling Security Holders                  1,838,760 shares

Common Stock Outstanding:
  Prior to the Offering                     9,894,680 shares
  After the Offering                        9,894,680 shares

                       SUMMARY CONSOLIDATED FINANCIAL DATA


In this section, we present our summary consolidated financial data. The summary data in this section are not intended to replace our financials. The following summary financial data should be read together with the financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included in this prospectus.


Statement of operations data:

                                                                                  Three Months Ended
                                     Fiscal Year Ended December 31,                     March 31,
                                    ------------------------------          ----------------------------
                                        1999               1998                2000             1999
                                        ----               ----                ----             ----
                                                        Pro forma           (unaudited)      (unaudited)


Net Sales                            $6,496,507         $1,212,046           1,375,165           494,202

Gross Profit                          5,668,664            562,450           1,229,402           379,461

Operating Expenses                    3,751,572            814,110           1,423,629           280,678

Income(loss)
    operations                        1,917,092           (251,660)           (194,227)           98,783

Net Income (loss)                     1,358,985           (253,429)           (799,736)           79,044

Total Comprehensive

Income                                1,358,985           (253,429)           (543,783)           79,044

Earnings Per Share Basic                 $0.149             $(0.04)            $(0.081)           $0.010

Earnings Per Share Diluted               $0.144             $(0.04)            $(0.079)           $0.010


Weighted average Number

of Shares Outstanding - basic         9,122,055          7,032,328           9,887,680         7,876,024


Weighted Average Number
of Shares Outstanding -

Diluted                               9,413,184          7,032,328          10,118,665         7,876,024

Balance sheet data:

                                  December 31,                           March 31,
                                  ------------                           --------
                                     1999                     1999                        2000
                                     ----                     ----                        ----
                                 (Pro forma)                            (Unaudited)
Current Assets                   $12,083,385               $1,111,999                  11,276,527

Total Assets                      23,458,154                1,178,035                  20,063,434

Total Liabilities                  6,610,150                  163,203                   3,196,251

Working Capital                    5,473,235                  948,796                   8,080,276

Total Stockholders Equity         16,848,004                1,014,832                  16,867,183

                               GENERAL INFORMATION

The terms "Circle Group Internet," "we," "our," and "us" refer to Circle Group Internet, Inc. and our subsidiaries CGI Capital, Inc., On-line Bedding, Inc., and PPI Capital Corporation. The term "you" refers to a prospective investor.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our common stock.

We incurred losses for the three months ended March 31, 2000 as compared to net income for the fiscal year ended December 31, 1999. We cannot guarantee you that we will report profitable operations in the future. Any failure on our part to achieve profitability may limit our future growth potential.


Although we reported net income of $1,358,985 for the fiscal year ended December 31, 1999, we reported a net loss of $799,736 and total comprehensive loss of $543,783 for the three months ended March 31, 2000 (unaudited). These losses are primarily attributable to a realized loss on permanently impaired investments of $780,000, and recurring operating expenses, including fixed overhead costs and employee related expenses, associated with the building of our infrastructure to a level we believe is sufficient to accommodate our anticipated future growth.


We anticipate that we will continue to incur similar operating expenses during the balance of fiscal 2000. To offset these operating expenses, we will need to increase our cash revenues. We cannot guarantee you that we will be successful this effort which may result in continuing losses. As discussed below, we may also incur additional losses on investments in the future. While these losses are non-cash items, if material, these losses will adversely affect our profitability regardless of any success on our part in increasing our cash revenues to a level that exceeds our operating expenses.

While we believe we have sufficient cash reserves to fund our business and operations at the current levels for at least the next 12 months, if we continue to incur significant losses these cash reserves may be depleted earlier than currently anticipated. In that event, we may be required to limit our future growth objectives to levels corresponding with our then available cash reserves.


A significant portion of our B2B division's revenues are non-cash compensation. We cannot guarantee you that we will ever be able to convert this non-cash compensation to cash which may deplete our cash reserves and adversely affect our planned growth.


Approximately 76% and approximately 79% of our revenues for the fiscal year ended December 31, 1999 and the three months ended March 31, 2000 (unaudited), respectively, represented the value of restricted securities we accepted as partial payment for our fees for business to business consulting services, and the development of various software, from privately held, third party clients.

While we anticipate continuing to accept restricted stock as partial payment for our services in the future, it will be more limited. While we recognized revenue associated with the receipt of this stock by us as required by GAAP, we may never be able to liquidate these securities and receive cash in their place. Until such time as we are able to liquidate these securities for cash, we will continue to deplete our cash reserves to pay our operating expenses. This continued reduction in our working capital may hinder our ability to support our planned growth.


We are required to pay income taxes on revenues from non-cash compensation which further depletes our cash reserves.

In addition, at March 31, 2000, we recorded an income tax payable of $907,885 primarily related to non-cash compensation recorded as revenues during fiscal 1999, which we have subsequently paid using a portion of our cash on hand at March 31, 2000. Because we anticipate that we will continue to accept restricted stock as partial payment for our services, we will continue to incur an income tax payable on these revenues without generating the corresponding cash to pay the tax. Until such time as we can convert some of the restricted securities to cash, we will rely on our current cash reserves or cash generated from operations, if any, to pay the income taxes associated with this non-cash compensation. This reliance will further deplete our cash reserves and may required us to curtail our growth plans to a level which is commensurate with our then available cash reserves.

Reductions of the carrying value of some of our investments may cause our losses to increase.

During the three months ended March 31, 2000 we recorded a realized loss on permanently impaired investments of $780,000 which was a significant component of the net loss we reported for this quarter. In addition, we recorded an unrealized loss of $625,000 on other investments which was a component of the total comprehensive loss we reported for this quarter. We recorded these losses, which represent a reduction in the carrying value we assigned to restricted stock we received from client companies as partial payment for services rendered by us in 1999, as part of our policy of evaluating the carrying value of our investments on a quarterly basis. This policy is described in detail in Note 2 to our Consolidated Financial Statements which appear later in this prospectus.

Our policy of accepting restricted stock from our client companies involves the risk of an adverse affect on our future operating results and income. Any increase or decrease in valuation with a readily determinable fair value will be reflected in the stockholders' equity section of our balance sheet as an unrealized gain or loss. Any increase or decrease in valuation of securities for which no trading market exists which is believed to be permanent will be reflected on our income statement. While attributable to a non-cash item, this treatment will directly affect our future earnings, if any.

Because of the illiquid nature of these investments, we believe it is likely we will record similar losses of the carrying value of these securities in the future. While both of these losses are non- cash items, the booking of these types of losses will directly impact our net income or loss and total comprehensive income or loss in future quarters.


We have had negative cash flows from operations. Depending upon our growth rate, we may need to secure additional financings to fund our operations if we do not generate positive cash flow from operations. If needed, we cannot guarantee you that we will be able to raise additional capital. In that event, our operations may be adversely affected as a result of insufficient working capital.


To date, we have had negative cash flows from operations and have depended on sales of our securities to meet our cash requirements. Because a significant portion of our revenues are equal to the value we attribute to restricted securities we receive as compensation for our B2B services, we may continue to have negative cash flows from operations during fiscal 2000 and beyond.

There is no public market for any of the restricted securities we recognize as sales revenue, and we cannot guarantee that a public market will develop for one or more of these companies in the future. We cannot guarantee that our e-tailer or e-finance divisions will generate sufficient cash flow during fiscal 2000 to provide for our cash needs. We anticipate that we will continue to be dependent upon funds we received during 1999 from sales of our securities to provide sufficient cash for our operations. As discussed above, our current cash reserves are sufficient for our operating needs for approximately the next 12 months based upon our current level of operations.
 Depending upon the growth rate of our business, we may need to raise additional cash through public or private offerings to fund our working capital needs until such time as we can convert restricted securities we accept as payment for the services of our B2B division into cash, if ever.



We have no current commitments regarding any additional capital raising activities. We may not be able to obtain additional financing on acceptable terms when needed. If we require, but are unable to obtain, additional financing in the future, we may be unable to fund our operations at their current levels, implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, or compete effectively. Any inability on our part to address these issues because of the lack of sufficient working capital may require us to limit the further implementation of our business plan to a level equal to our then available working capital. This could adversely affect our ability to potentially increase our business beyond current levels.

The limited operating history in our B2B division may impede our ability to assist in the development of our client companies. Because we accept stock from these client companies as partial payment for our services, any delay in the development of these companies to the point where the stock is liquid will adversely affect our ability to convert these securities to cash.

Our ability to consult and build a technological presence for our client companies is based, in part, on the knowledge we gained from our previous experiences managing our own growth and the growth of our client companies. We have only recently expanded into this division, and must still develop a track record on which our future clients can evaluate us and determine our ability to assist them in growing their business. While we have been building web sites, software and our own infrastructure for more than three years, we have limited consulting experience. If our consulting is inadequate for our client companies, this may impede their success, and could ultimately affect our ability to realize a return on our restricted stock compensation.

Our minimal prior investment banking experience may limit our growth and success which may adversely affect our abilities to increase our revenues.

While several members of our management team have previous experience in the securities industry, we have only recently expanded our operations into investment banking with our e- finance division. The overall growth in our revenues will depend largely on the development of our e-finance division. If we are unsuccessful in developing our investment banking experiences, it may adversely affect our ability to increase our revenues and profits.

The limited operating history in our e-finance division may impede our abilities to attract quality offerings. If our e-finance division is unable to attract quality offerings, its client focus may be limited to companies with less of an appeal to investors which may have the affect of decreasing our success rate in raising capital for clients of our e-finance division.

Our ability to attract potential clients is also based, in part, on our success with prior transactions in which we have assisted companies in raising capital. We have only recently expanded into this division, and must develop a further track record on which our future clients can evaluate our likelihood of success in assisting them to raise capital. Until we develop this track record, we may incur difficulties in attracting potential clients who have the greatest potential for future success.

We have only recently expanded our e-tailer division to include an e-commerce web site, and we may be unsuccessful using the Internet for On-Line Bedding's traditional operation. If we are unsuccessful in expanding On-Line Bedding's distribution to include Internet-based sales, we may not be successful in increasing its total sales or recouping our investment in creating and operating the web site.

Although On-Line Bedding has been in operation since 1981, we recently expanded its operations to include online sales. We have only a brief history of selling On-Line Bedding's products over the Internet. The overall growth in our revenues and profits from On-Line Bedding will depend largely on the continuing development and marketing of its web site. We will be relying upon Internet advertising, newsletters, and brochures to draw consumers to On- Line Bedding's web site. Because we have limited experience running an e-commerce platform, we cannot guarantee that we will be successful in attracting consumers to On-Line Bedding's web site or increasing its revenues and profits through online sales.

In the event the SEC determines that we violated the securities laws, we do not know what effect, if any, it will have on us.


On February 17, 2000, the SEC issued an order directing private investigation concerning possible violations of Sections 5, 17(a) and 17(b) of the Securities Act of 1933, as amended (the "Securities Act") and Sections 10(b) and 10(b)(5) of the Securities Exchange Act of 1934 in connection with transactions in Circle Group and other securities. We believe that the allegations contained in the order have no basis in fact, and we have been cooperating with the Staff of the SEC. However, in the event the Staff should determine that there have been violations by us, the SEC may institute public, administrative or injunctive proceedings against us seeking, among other things, an injunction from future rule violations. We have been informed by the staff of the Enforcement Division of the SEC that it has preliminarily determined to recommend to the SEC that an action be instituted against us for violations of Section 5 of the Securities Act in connection with a past offering of our securities, as well as in connection with two previous private offerings of securities by CGI Securities. The staff further indicated that they would be prepared to recommend a settlement of such action that would include a cease and desist order against us and a cease and desist order, censure and a modest monetary fine against CGI Securities. The staff further indicated that they did not find any evidence of current violations of the securities laws by us or CGI Securities. We and CGI Securities have indicated to the staff that we would like to resolve this matter pursuant to appropriate terms.


In the event the SEC brings an action against us finding violations of Sections of the Securities Act, we could be required to conduct a rescission offering for those securities.

If the SEC brings an action against us finding violations of Section 5 of the Securities Act, certain shareholders could bring an action for recission based on the SEC's action. It is unclear at this time whether such action for rescission would be successful. It is also unclear to what extent the exposure to us would be if any actions were successful.


The interests of our controlling stockholders could conflict with those of our other stockholders.

         Our directors and executive officers own or control approximately 85.0% of our currently outstanding voting securities. These individuals are able to influence the outcome of stockholder votes, including votes concerning the election of directors, any amendments to our charter and by-laws; and the approval of significant corporate transactions like a merger, sale of our assets or transactions with our affiliates. This controlling influence could have the effect of delaying or preventing a change in control, even if many of our stockholders believe it is in their best interest, or authorize us to engage in transactions with our management and principal shareholders which provide some personal benefit to those individuals. Although we have adopted a policy which requires that the terms of such transactions be no less favorable to us than we might receive from unaffiliated third parties and require the approval of a majority of our disinterested directors for any transaction involving an officer, director or 5% of greater shareholder, because of the subjective nature of the decisions which will be made by our directors, such transactions could conflict with the interest of our other stockholders.


The need to comply with the Investment Company Act, and the uncertainty of our ability to comply, could make us delay or modify our business plans, change our business structure, or impair our ability to operate as we propose.


The Investment Company Act restricts the operations of companies that are deemed to be "investment companies". We believe that we are not an investment company because our wholly-owned broker-dealer subsidiary CGI Capital is primarily engaged in the business of selling securities to customers, acting as a broker, and related activities. This provision of the Investment Company Act has not, however, been subject to substantial regulatory or judicial interpretation. Accordingly, we cannot assure you that the SEC will agree with our conclusion or that a court will agree with our conclusion if this issue is ever litigated. If we fail to comply with the requirements of the Investment Company Act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. In addition, our contracts would be voidable and a court could appoint a receiver to take control of us and liquidate our business. Any failure to comply with the Investment Company Act would therefore seriously harm our business. See "Business -- Regulation" for a more detailed discussion of how we may be affected by the Investment Company Act.



                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs, as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 4 of this prospectus. You should not place undue reliance on these forward- looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling security holders made under this prospectus.

                                 CAPITALIZATION

The following table sets forth our capitalization at March 31, 2000 and has been derived from financial information appearing in the financial statements included in this prospectus.



                                                                March 31, 2000
                                                                --------------
                                                                  (Unaudited)

Stockholders' equity:
common Stock, $.00005 par value
per share; 50,000,000 shares
authorized; 9,894,680 shares issued
and outstanding at March 31, 2000                                        495
Additional paid-in capital                                        17,193,009
Retained earnings                                                   (617,038)
Other comprehensive income                                           291,667
Minority interest in subsidiary                                         (680)
Total stockholders' equity                                        16,867,183

Total capitalization                                             $20,063,434

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion along with our financial statements and related notes included in this prospectus. The following discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions, including those discussed under "Risk Factors." Our actual results, performance and achievements in 2000 and beyond may differ materially from those expressed in, or implied by, these forward looking statements.

Overview

We acquired On-Line Bedding in January 1999. Our CEO was a co-founder, together with his parents, of On-Line Bedding. At the time of the acquisition, our CEO was not an officer, director or shareholder of the company. The acquisition, however, was accounted for as a combination of related party interests treated in a manner similar to that of a pooling of interests, with the excess of cost over the net assets acquired being treated as a dividend to the related party. Our consolidated balance sheet at December 31, 1998 and our condensed consolidated statements of income, statement of changes in stockholders' equity and statements of cash flows for the year ended December 31, 1998 give pro forma effect to the acquisition of On-Line Bedding as if it had occurred on January 1, 1998.

We acquired approximately 82% of the issued and outstanding capital stock of PPI Capital in March 1999 from our CEO. PPI Capital is a shell corporation with no operations or revenues. The acquisition was accounted for as a dividend to a related party.

We acquired CGI Capital in November 1999 and its results of operations are included in our financial statements since the date of acquisition.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2000 AS COMPARED TO THREE MONTHS ENDED MARCH 31,
1999

Consolidated

Net Sales

Our net sales increased approximately 178% for the three months ended March 31, 2000 from the three months ended March 31, 1999. The following table provides a breakdown of the net sales for our divisions for the periods indicated:

                                                                      Three months ended March 31,
                                                                      ----------------------------
                                                                  2000                             1999
                                                                  ----                             ----

         B2B division                                         $   1,124,485                      $293,944
         e-finance division                                           5,040                             -
         e-tailer division                                          245,640                       200,258
                                                              -------------                      --------
                                                              $   1,375,165                      $494,202
                                                              =============                      ========


Gross profit

Gross profit as a percentage of net sales increased to approximately 89.4% for the three months ended March 31, 2000 from approximately 76.8% for the three months ended March, 1999. This increase is primarily the result of increased revenues from our B2B division for which there is no corresponding cost of net sales.

Operating expenses

Operating expenses consist of payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Operating expenses increased $1,142,951, or approximately 407%, for the three months ended March 31, 2000 from the three months ended March 31, 1999. This increase is primarily attributable to:

         - increases in payroll and related costs of approximately $695,000 for the three months ended March 31, 2000 as compared to approximately $80,830 for the three months ended March 31, 1999 as a result of the hiring of additional personnel to support our higher level of sales,

         - increases in occupancy costs of approximately $17,200 for the three months ended March 31, 2000 from those costs in the three months ended March 31, 1999 as a result of our move to our larger facility in August 1999,

         - approximately $53,000 in additional depreciation expense for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999,

         - approximately $108,000 in additional legal expense for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999,

         - approximately $195,000 in additional consulting expense for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999 which represented the value of stock warrants granted for professional services, and

         - increases in general operating expenses, including computer supplies and services, insurance, travel, telephone, copying and Internet access of approximately $282,000 for the three months ended March 31, 2000 as compared to approximately $128,000 for the three months ended March 31, 1999.

Other income (expenses)

Other income (expenses) for the three months ended March 31, 2000 included approximately $186,491 in interest income and a realized loss on investments which we believed to be permanently impaired of $780,000.

Net income (loss)

We reported a net loss of $799,736 for the three months ended March 31, 2000 as compared to net income of $79,044 for the three months ended March 31, 1999.

Other comprehensive income (loss)

Other comprehensive income (loss) for the three months ended March 31, 2000 included approximately $880,953 of unrealized gain on investment - other related to the unrealized gain on preferred stock we purchased in a private placement from an unrelated third party, and an unrealized loss on investment of $625,000 representing a decrease in the carrying value of securities we received as partial payment for services of our B2B division.

Total comprehensive income (loss)

We reported a total comprehensive loss of $543,783 for the three months ended March 31, 2000 as compared to total comprehensive income of $79,044 for the three months ended March 31, 1999.

B2B division

Net sales reported by this division increased from $830,541 for the three month ended March 31, 2000 to $1,124,485 for the three months ended March 31, 2000. These net sales included sales of business-to-business consulting services and our Internet viewing software. Net sales for the comparable period in fiscal 1999 were generally attributed to sales of our marketing software. Included in the net sales for the three months ended March 31, 2000 reported by this division is approximately $1,601,895 in non-cash revenue which represents the value assigned to restricted securities which we accepted as payment for services rendered by our B2B division which were earned during this fiscal quarter, and approximately $40,050 in cash compensation for consulting services rendered by this division. Net sales for the three months ended March 31, 2000 is net of $517,460 recognized for returns and allowances during that period. We anticipate that we will continue to accept restricted securities as payment for our B2B services in the future to the extent consistent with our intention not to be an investment company.


Operating expenses in this division increased from $208,874 for the three months ended March 31, 2000 to $1,374,343 for the three months ended March 31, 1999 as a result of our growth and development of this division. These additional expenses included approximately $988,000 in additional payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. As we continue to expand our operations in this division during the balance of fiscal 2000, subject to adequate working capital, we anticipate operating expenses in this division will continue to increase.

Other income (loss) for the three months ended March 31, 2000 reported by this division was $(677,098) which represented a realized loss on permanently impaired investments of $780,000 and interest expense of $14,259.

This division reported a net loss of $926,956 for the three months ended March 31, 2000 versus net income of $37,740 for the comparable period in fiscal 1999.

e-tailer division

Net sales reported by this division increased approximately 23% for the three months ended March 31, 2000 to $245,640 from net sales of $200,528 for the three months ended March 31, 1999. Gross profit as a percentage of sales decreased by approximately 2.0% to approximately 40.7% for the three months ended March 31, 2000 as compared to approximately 42.7% for the same period in fiscal 1999. The gross profit reported for the three months ended March 31, 1999 was higher than customarily reported by On-Line Bedding as a result of a non-recurring order flow in that period. The gross profit margin reported for On-Line Bedding for the three months ended March 31, 2000 is closer to this division's historic norms.

Operating expenses in this division increased approximately $8,860, or approximately 45.6%, for the three months ended March 31, 2000 from the three months ended March 31, 1999 as a result of increases in payroll and related costs associated with the addition of personnel. We do not presently anticipate any additional increases in operating expenses within this division.

Other income reported by this division was $1,489 for the three months ended March 31, 2000 as compared to $919 for the three months ended March 31, 1999. Other income represents interest income.

This division reported net income of $44,736 for the three months ended March 31, 2000 versus $41,304 for the three months ended March 31, 1999.

e-finance division

Net sales reported by this division were $5,040 for the three months ended March 31, 2000. We did not have any revenues from this division during the three months ended March 31, 1999. Operating expenses in this division were $19,086 for the three months ended March 31, 2000. We do not presently anticipate any additional increases in operating expenses within this division. Other income reported by this division was $70,100 for the three months ended March 31, 2000, which represents interest income. This division reported net income of $35,970 for the three months ended March 31, 2000.

FISCAL YEAR ENDED DECEMBER 31, 1999 AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 1998

Consolidated

Sales

Our sales increased approximately 436% for the fiscal year ended December 31, 1999 from the fiscal year ended December 31, 1998. The following table provides a breakdown of the sales for our divisions for the periods indicated:

                                                                       Fiscal Years Ended December 31,
                                                                       -------------------------------
                                                                  1998                               1999
                                                                  ----                               ----
         B2B division                                         $   338,333                        $ 5,269,819
         e-finance division                                             -                            198,048
         e-tailer division                                        873,713                          1,028,640
                                                              -----------                        -----------

                                                              $ 1,212,046                        $ 6,496,507
                                                              ===========                        ===========

Gross profit

Gross profit as a percentage of sales increased significantly to approximately 87.2% for the fiscal year ended December 31, 1999 from approximately 46.4% for the fiscal year ended December 31, 1998. This increase is primarily the result of increased revenues from our B2B division.

Operating expenses

Operating expenses consist of payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Operating expenses increased $2,937,462, or approximately 361%, for the fiscal year ended December 31, 1999 from the fiscal year ended December 31, 1998. This increase is primarily attributable to:

         - increases in payroll and related costs of approximately $639,000 for the fiscal year ended December 31, 1999 as compared to approximately $195,000 for the fiscal year ended December 31, 1998 as a result of the hiring of additional personnel to support our higher level of sales,

         - increases in occupancy costs of approximately $50,000 for the fiscal year ended December 31, 1999 from those costs in the fiscal year ended December 31, 1998 as a result of our move to our larger facility in August 1999,

         - nonrecurring expenses of approximately $98,000 during fiscal 1999 as related to our capital raising activities, including costs associated with printing, transfer agent fees and overnight mail,

         - approximately $555,000 in nonrecurring compensation expense in fiscal 1999 which represented the value of common stock issued to new employees as signing bonuses,

         - approximately $598,000 in consulting expense in fiscal 1999 which represented the value of stock warrants granted for professional services,

         - approximately $130,000 in additional depreciation expense for the fiscal year ended December 31, 1999 as compared to the fiscal year ended December 31, 1998,

         - professional fees, including legal and accounting, and other expenses related to our capital rasing raising activities in fiscal 1999 of approximately $460,000, and

         - increases in general operating expenses, including computer supplies and services, insurance, travel, telephone, copying and Internet access of approximately $860,000 for the fiscal year ended December 31, 1999 as compared to approximately $190,000 for the fiscal year ended December 31, 1998.

Other income (expenses)

Other income (expenses) for the fiscal year ended December 31, 1999 included approximately $344,397 in interest income.

Net income

We reported net income of $1,358,845 for the fiscal year ended December 31, 1999 as compared to a net loss of $253,429 for the fiscal year ended December 31, 1998.

B2B division

Sales reported by this division increased from $338,333 for the fiscal year ended December 31, 1998 to $5,269,819 for the fiscal year ended December 31, 1999. These sales included sales of business-to-business consulting services and our Internet viewing software. Sales for the comparable period in fiscal 1998 were generally attributed to sales of our marketing software. Included in the sales for the fiscal year ended December 31, 1999 reported by this division is approximately $4,953,249 in non-cash revenue which represents the value assigned to restricted securities which we accepted as payment for services rendered by our B2B division. We anticipate that we will continue to accept restricted securities as payment for our B2B services in the future.

Operating expenses in this division increased from $435,287 for the fiscal year ended December 31, 1998 to $3,612,269 for the fiscal year ended December 31, 1999 as a result of our growth and development of this division. These additional expenses included approximately $1,960,000 in additional payroll and related costs, insurance, occupancy expenses, professional fees, and general operating expenses. Included in operating expenses for the fiscal year ended December 31, 1999 for this division was the $555,000 nonrecurring compensation expense and $598,000 consulting expense discussed above. As we continue to expand our operations in this division during fiscal 2000, we anticipate operating expenses in this division will continue to increase.

This division reported net income of $985,800 for the fiscal year ended December 31, 1999 versus a net loss of $95,511 for fiscal 1998.

e-tailer division

Sales reported by this division increased approximately 18% for the fiscal year ended December 31, 1999 to $1,028,640 from sales of $873,713 for the fiscal year ended December 31, 1998. Gross profit as a percentage of sales decreased by approximately 6.2% to approximately 19.5% for the fiscal year ended December 31, 1999 as compared to approximately 25.7% for the period in fiscal 1998. The gross profit reported for the fiscal year ended December 31, 1998 was higher than customarily reported by On-Line Bedding as a result of a non-recurring order flow in that period. The gross profit margin reported for On-Line Bedding for the fiscal year ended December 31, 1999 is closer to this division's historic norms.

Operating expenses in this division, which were $91,965 for the fiscal year ended December 31, 1999, remained essentially unchanged from the fiscal year ended December 31, 1998 which were $95,533. We do not presently anticipate any increases in operating expenses within this division.

This division reported net income of $77,050 for the fiscal year ended December 31, 1999 versus $122,980 for the fiscal year ended December 31, 1998. This reduction in net income despite the increase in sales is attributable to the reduced gross profit margins discussed above.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2000, we had working capital of $8,080,276, an increase of $2,103,639 from December 31, 1999. This increase is primarily attributed to a decrease in deferred revenue from $4,452,169 at December 31, 1999 to $1,253,894 at March 31, 2000. Of this approximate $3,198,275 decrease in deferred revenue at March, 31, 2000, we recognized $1,601,895 of this amount as revenue during the three months ended March 31, 2000, returned certain stock to one of our client companies upon the termination of a consulting agreement which resulted in a reduction of deferred revenues of $1,296,380 and wrote down a permanently impaired investment which resulted in a further reduction of deferred revenue of $300,000.

At March 31, 2000, our cash on hand decreased to $7,458,352 from $8,820,024 at December 31, 1999. This amount was further reduced subsequent to March 31, 2000 as a result of our payment of income tax liabilities of approximately $783,000 and the purchase by us in May 2000 of $1,000,000 of stock in the private placement of one of our client companies for which our e- finance division acted as placement agent . In addition to cash on hand, we have established a $1 million line of credit with a commercial bank. We have drawn $800,000 against this credit line at March 31, 2000.

Reflected on our balance sheet at March 31, 2000 is $2,475,100 in notes receivable. This amount represents loans we have made to several of our client companies. Of this amount, $2,000,000 was converted by us into the restricted common stock of the borrower during April 2000, $100,000 is currently past due and we have made demand on the borrower, and the remaining notes are not yet due.


Net cash used in operating activities was $753,117 for the three months ended March 31, 2000 as compared to net cash used by operating activities of $285,567 for the three months ended March 31, 1999. This was the result of our policy of accepting restricted securities as payment for our B2B services, together with the expenses associated with the rapid expansion of our operations begun during fiscal 1999 and expenses associated with the realized loss on permanently impaired investments described above. The net effect of our policy of accepting restricted securities as payment for our B2B services results in an increase in net cash used by operating activities until such time, if ever, that the restricted securities are converted to cash. Net cash used in investing activities increased from $78,975 for the three months ended March 31, 1999 to $586,744 for the three months ended March 31, 2000, as a result of an increase in notes receivable discussed above. Net cash used by financing activities for the three months ended March 31, 2000 was $21,811 compared to net cash provided by financing activities of $1,711,143 for the three months ended March 31, 1999.


We have primarily funded our operations through the sale of our common stock. During the fiscal year ended December 31, 1999 we raised $2,500,000 from the sale of our common stock in a Regulation A offering. The following describes what we proposed to use the Regulation A proceeds for and the actual uses of these proceeds:


                                             Proposed                     Actual
                                             --------                     ------
Salaries                                     $820,000                   $769,668
Marketing                                     485,000                    159,474
Accounts Payable                               75,000                     75,000
Product Development                           175,000                     98,850
Working Capital                               753,000                    472,665
Build out leased premises                         -0-                    484,163
Office & Computer Equipment                       -0-                    270,242
Acquisition of Other Businesses                   -0-                     55,512

Although the actual use of the Regulation A proceeds deviated slightly from our proposed use of such proceeds, we believe that the use of the Regulation A proceeds was substantially in compliance with the disclosure contained in our Regulation A offering circular. While we may have changed certain specific focuses as to how we would develop and market our Internet products from developing and marketing software products directed to businesses with web sites to create cost justification, leads, and prospects for their products and services, to developing and marketing our Internet viewing software and ultimately expanding our Internet focus to include the services offered by our B2B division, we continued to use the proceeds from the Regulation A offering for developing and marketing Internet products and general expansion of our operations.

Between March 1, 1999 and March 15, 1999, we sold 151,480 shares of our common stock, at $2.50 per share, to a group of accredited investors with whom we had pre-existing relationships. These sales were made in a private placement which was exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506, Regulation D. We received $378,700 in gross proceeds from the sale of these shares. We used these proceeds to launch our e-finance division.

Between April 1, 1999 and July 22, 1999, we sold 1,232,200 shares of our common stock at $10.00 per share to a group of accredited investors with whom we had pre-existing relationships. These sales were made in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506, Regulation D. We received $12,322,000 in proceeds from the sale of these shares. We used a portion of the proceeds for the development and marketing of our Internet viewing software. The balance of these proceeds will be used for general working capital.



In September 1999, we invested $500,000 through the purchase of shares of convertible preferred stock of an unaffiliated third party in a private placement by that issuer. These shares are convertible into shares of common stock, at our option, and we have been granted demand and piggy-back registration rights on the underlying shares of common stock. As of March 31, 2000, the amount of this investment was $1,416,667 which represents the $500,000 investment, together with an unrealized gain of $916,667.

There are two risks inherent to our policy of accepting restricted stock as partial payment for our services. In addition to risks associated with write-downs in the carrying value of the investment which we may make in compliance with our quarterly evaluation of these investments, these securities are illiquid. To date, we are unable to sell any of the securities we presently hold as investments, either because the securities have not been registered under the Securities Act or the issuers have not established trading markets. Our policy of accepting restricted securities as partial compensation has the effect of increasing our revenues, but decreasing the cash available to pay our operating expenses. If we are unable to eventually convert these investments to cash, we will be required to seek additional capital to fund our ongoing operations, or reduce the scope of our anticipated growth to a level commensurate with our available cash reserves. While we adopted the policy of accepting restricted stock as partial compensation as a result of the embryotic nature of some of our client companies, we may decide to change this policy in the future if we are unable to convert some of the investments into cash.

Other than our working capital and the line of credit, we do not presently have any additional sources of liquidity. However, we believe our existing resources are sufficient to fund our planned expansion during the next 12 months. In the event, however, that we are unable to convert any of our investments into cash during the next 12 months, we may be required to seek additional financing, in the form of public or private offerings, to

         - fund our working capital needs until such time as we can convert restricted securities we accept as payment for the services of our B2B division into cash, if ever,

         -        support our planned growth,

         -        continue development of our e-finance businesses,

         -        increase our marketing efforts,

         -        respond to anticipated capital requirements, and

         - respond to competitive pressures or unanticipated requirements.

We do not currently have any understandings or arrangements regarding the raising of any additional capital, and we do not know if we will be successful in raising additional capital if and when we determine it may be necessary.

Special capital considerations of our e-finance division

CGI Capital must follow the SEC's Uniform Net Capital Rule, Rule 15c3-1, which is designed to measure the financial integrity and liquidity of a broker-dealer, and the minimum net capital deemed necessary to meet its commitments to its customers. Rule 15c3-1 provides that a broker- dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items as calculated by the rule. As of this date, CGI Capital is required to maintain a minimum net capital of $5,000. As of March 31, 2000, it had net capital in excess of the minimum net capital required of $34,952. The minimum net capital required is based upon the nature of CGI Capital' broker dealer business. If CGI Capital remains principally engaged in the offer and sale of private placement securities, then its net capital requirements remain at a minimum. In the event CGI Capital ever becomes involved in the participation in public underwritings, then net capital requirements will be increased to a minimum of $100,000.

As a broker dealer, CGI will be subject to liabilities based upon the nature of its business. CGI intends to restrict its business during the first 12 months of operations to the private placement of equity securities. Its capital requirements will be limited, and we should not be subject to any fluctuations in the stock market. However, as a broker dealer engaged in the sale of equity securities, CGI could be subject to claims by subscribers to private offerings based upon allegations of false or misleading statements contained in the selling memorandum. At the time CGI undertakes public offerings for its clients, it will be subject to similar liabilities related to the contents of the prospectus. CGI will seek to limit its liability by conducting significant due diligence and working closely with its attorneys and accountants. We are unable at this time to predict what effect CGI's activities, if any, will have on our liquidity and capital resources.



                                    BUSINESS
OUR HISTORY


We currently are not an investment company under Section 3(a)(1) of the 1940 Act. We are not, nor do we hold ourselves out as being, engaged primarily in the business of investing, reinvesting, or trading in securities. Moreover, we do not, nor do we intend to, issue face- amount certificates of the installment type. Finally, we have, and intend to maintain, less than 40% of our total assets (exclusive of Government securities and cash items) on an unconsolidated basis in investment securities (as defined in Section 3(a)(2)). We intend to monitor our holdings of investment securities, as well as any holdings of investment securities held by our subsidiaries, to ensure neither we nor any of our subsidiaries would be an investment company under the 1940 Act. In addition, we currently comply, and intend to continue to comply, with the requirements of Rule 3a-1 under the 1940 Act.


We were formed as an Illinois corporation in May 1994 using the name Circle Group Entertainment Ltd. We subsequently changed our name to Circle Group Internet, Inc. in 1997. We had no operations between May 1994 and January 1997, except for research and development. Beginning in 1997, our first business ventures were related to the development and marketing of software that strategically placed web sites in Internet directories. Prior to the development of these software products, we researched the Internet for technological developments that we believed could give businesses the ability to enhance revenue generating opportunities through an Internet presence. Our research led to the development of our initial software products. These products were:

         - BULLSEYE Target Market E-mail Spider for Windows 95 which gave users the ability to target markets on the web through a keyword search,

         - Web Visitor I.D. which automatically captured the e-mail address of web site visitors, and

         - Zap Pow Submissions which strategically placed web site addresses in Internet directories.

These products were marketed principally to businesses with web sites to create cost justification, leads, and prospects for their products and services. The retail price of these products ranged from $35.00 to $350.00. These products were met with marginal commercial acceptance. During 1999, we began the development of our Internet viewing software. After its launch, we discontinued the marketing of the BULLSEYE Target market E-Mail Spider, the Web Visitor I.D. and the Zap Power Submissions and transitioned our focus to market our Internet viewing software and ultimately expanded and focused much of our efforts to include the consulting services offered by our B2B division and the expansion of our operations to include our e-finance and e-tailer divisions.


Since 1997, we have also acquired three new businesses designed to expand and broaden the scope of our business and operations.

         Our acquisitions

         - In January 1999, we acquired On-Line Bedding, Inc., a distributor of a wide variety of bedding and disposable products. We are expanding On-Line Bedding's sales and distribution channels to include e-commerce.

         - In February 1999, we acquired an 80% interest in the common stock of PPI Capital, Inc., a shell corporation. We anticipate that we will use PPI Capital as either a holding company, or as a candidate for a reverse merger with an operating entity.

         - In March 1999, we entered into an agreement to purchase all of the stock of CGI Capital, Inc., a broker-dealer registered with the SEC and a member in good standing of the NASD. This acquisition closed in November 1999 after we received approval from the NASD for the change in control.

On July 22, 1999, we effected a one for two forward split of our common stock. All information contained in this prospectus gives proforma effect to this stock split. Our B2B division operates in the corporate structure of Circle Group Internet, Inc. Our e-finance division operates in the corporate structure of CGI Capital, Inc. Our e-tailer division operates in the corporate structure of On-Line Bedding, Inc. PPI is a shell corporation which has no operations as of the date of this prospectus.

         Information about the acquisitions

         On-Line Bedding, Inc.

On-Line Bedding, originally known as Hos-Pillow Corporation, is an Illinois corporation formed in 1981 by affiliates of ours. Since its beginning, On-Line Bedding has operated as a distributor of a wide variety of bedding and disposable products. We wanted to make the acquisition of On- Line Bedding to enhance our revenues, and because we believe we can increase its business through the addition of an e-commerce site. After engaging in due diligence on On-Line Bedding, we acquired all of the issued and outstanding stock of On-Line Bedding from its shareholders in exchange for 400,000 shares of our common stock. The purchase price was based upon a multiple of On-Line Bedding's historic net income, utilizing a value of $2.50 per share for our stock issued as the consideration for the share exchange. On-Line Bedding's assets, which we acquired in this acquisition, included cash and cash equivalents, accounts receivable, inventory, and office furniture and equipment. See "Certain Relationships and Related Transactions."

Mr. Edward L. Halpern, who had served as president and CEO of On-Line Bedding since its beginning, and was responsible for its day to day operations, remains in those positions following our acquisition of On-Line Bedding. Mr. Edward L. Halpern also joined our board of directors. On-Line Bedding has consolidated its operations into our newly relocated principal offices, which occupy approximately 22,000 square feet, that allows us to take advantage of various operating efficiencies including central administrative and accounting personnel.

         PPI Capital, Inc.

PPI Capital was formed as an Illinois corporation in 1984 under the name Pain Prevention, Inc. In November 1997, the corporation changed its name to PPI Capital Corporation and reincorporated in Utah. PPI Capital was formerly a wholly-owned subsidiary of Pain Prevention, Inc., a Utah corporation. In 1997, Pain Prevention, Inc., the Utah corporation, transferred 80% of the capital stock of PPI Capital to Meridian Enterprises, Inc., a Delaware corporation. Our CEO, Greg Halpern, acquired the PPI Capital stock from Meridian in 1997. Pain Prevention, Inc., the Utah corporation, also distributed the remaining 20% of PPI Capital's stock to its shareholders. PPI Capital is a development stage company which has had no operations since its formation. We purchased PPI Capital as an investment. After engaging in due diligence on PPI Capital, we acquired 80% of its issued and outstanding stock from Greg Halpern, for $20,000. The purchase price was based on a 50% discount from the price paid for 80% of the sister shell corporation of PPI Capital paid by an unaffiliated third party in 1998. Since PPI Capital is a shell corporation, we acquired no assets in this transaction. See "Certain Relationships and Related Transactions."

         CGI Capital, Inc.

CGI Capital

CIG Securities was formed in 1996 by Internet Broadcasting Company to take advantage of the developing Internet direct public offering service market. We officially changed CIG Securities name to CGI Securities on February 2, 2000, and subsequently changed the name of CGI Securities to CGI Capital on February 24, 2000. CGI Capital did not conduct business between its formation in October 1996 until March 1999. Although it had not begun operations, it had secured the appropriate regulatory approval from the NASD and the State of Florida. Our securities counsel, who had represented Internet Broadcasting Company in the formation of CGI Capital, introduced the principal of CGI Capital to us after we decided to acquire a broker-dealer. After engaging in due diligence on CGI Capital, we signed an agreement to purchase all of its issued and outstanding stock from Internet Broadcasting Company, an unaffiliated third party, for $35,000. CGI Capital's assets totaling approximately $13,495 which were acquired in the transaction included deposits, prepaid expenses and capitalized organizational costs. The purchase price was based upon the prevailing market price set by the seller at the time of the transaction. CGI Capital has received approval to conduct business as a broker-dealer in 43 states, plus the District of Columbia, and has applications pending in the remaining states. We do not anticipate that the costs of making and obtaining these additional approvals will be substantial.

CGI Capital offers accredited investors the opportunity to invest in private placements made under Rule 506 of Regulation D. CGI Capital has operated as a $5,000 broker-dealer offering private placements of securities on a best efforts, application basis pursuant to SEC Rule 15c2-4.

CGI Capital operates as a traditional broker-dealer using the Internet to offer private placements to accredited investors. By using the Internet as an enabling tool, we give the opportunity for our members to individually research our client companies in a password-protected environment to fully evaluate our private placement offerings. CGI Capital plans to continue to hire registered representatives and expand the broker-dealer. Additionally, some of the pre-existing members do not maintain Internet access. Those members are sent hard copies of private placements that we offer in the traditional manner.

CGI Capital's principal offices are located in a secured, separate area of our principal offices. Mr. Brad Levine, the previous principal of CGI Capital, resigned all positions in December 1999. Mr. Erik Brown, our vice president of corporate development, was appointed president of CGI Capital in May 1999, and remained in that position following the closing of our purchase of CGI Capital. Mr. Brown is responsible for its day to day operations. Mr. Arthur Tanner, our CFO, serves as CGI Capital's CFO and financial operations principal, and Mr. Frank Menon, our president, serves as CGI Capital's CEO. These individuals have already obtained the required licenses from the NASD for the positions they hold at CGI Capital.

         Acquisition procedure

After we identified our acquisition candidates, we generally followed the same procedures for all of these transactions. Based on our due diligence results, we negotiated a purchase price and a definitive agreement with the owners of the acquisition candidates. The negotiations for the purchase of CGI Capital were held at an arms-length basis. Because the owners of On-Line Bedding and PPI Capital were our affiliates, these negotiations were not at arms-length. We believe, however, that the terms of these transactions were no less favorable than the sellers' might have received from an unaffiliated third party. In none of these transactions did we seek or obtain a fairness opinion.

         OUR E-FINANCE DIVISION

We believe the Internet is gradually changing the traditional models used by companies to raise private and public financing by opening up the equity markets to more individual investors.

When we initially decided to raise capital for our own expansion, we found the process generally unfriendly to smaller companies, and the cost of the capital very high. We also became concerned that our management would spend a significant amount of its time focusing on the capital raising efforts causing our business development and operations to suffer. The more we learned about the traditional methods of raising capital through investment bankers and venture capitalists, the more we believed that an alternative should be made available to companies like ours. This alternative would allow the entrepreneur to complete the process in a timely and cost effective manner, while retaining control of his/her company, and remaining focused on its business, operations, and growth.

As a result of our own capital raising activities, we developed the FUNDS-IN(TM) program which is designed to help small to mid-size companies raise equity capital in private placements through a friendlier funding source than offered by traditional means. CGI Capital's e-finance activities focus on the Internet sector and, more generally, on issuers who seek to market their stock offerings to investors with an interest in technology.

CGI Capital actively solicits client companies that seek to raise private capital in an efficient and cost effective manner. These potential clients undergo a screening process during which the company's business plan and preliminary due diligence materials are reviewed. Management of the companies which successfully pass the screening process are invited to make a presentation about their company to CGI Capital, and additional due diligence, including an industry analysis, are undertaken during this phase. CGI Capital will have undertaken substantially the same type of due diligence on the issuers as is generally conducted by other broker-dealer firms. This will satisfy its obligations under applicable federal securities laws related to the accuracy and adequacy of the information about the issuer contained in the offering materials. When a decision is made to proceed with an offering, CGI then enters into agreements with the issuers outlining the terms under which CGI Capital will act as placement agent.

The placement agreement will generally contain:

         -        the conditions of the offering,

         -        the obligations of each party,

         - representations and warranties by the issuer as to the accuracy and adequacy of the information contained in the private offering memorandum,

         - a requirement that an opinion be given to CGI Capital by the issuer's counsel regarding a variety of matters, including the validity of the issuance of the securities, the compliance of the offering with the requirements of Regulation D, and that the offering materials do not contain any material misstatements or material omissions,

         - a requirement that the issuer's independent auditors review the interim financial statements included in the private offering documents and provide an opinion to CGI Capital that the interim financial statements appear to be prepared in conformity with GAAP.

     CGI Capital offers a reduced commission to issuers, and we believe the fee structure is competitive, in that:


         - CGI Capital charges a $20,000 non-refundable due diligence fee,


         - CGI Capital charges a 6% commission on the sale of the securities in the private offerings in which it acts as the exclusive placement agent. Unlike the customary practices in the industry for private placements in the $1 million to $5 million range, CGI Capital's commission is below the 10% to 13% commission charged by other investment banking firms and broker-dealers, and


         - CGI Capital receives restricted common stock of the client company equal to 4% of the issued and outstanding shares of the client company's common stock before the offering.

CGI Capital believes its fee structure will enable it to attract a wide variety of companies that seek assistance in raising capital privately. We believe this will allow CGI Capital to undertake private placements which could have a greater than average likelihood of being successful following the closing of the private offering.

In the placement agency agreement, we generally will require issuers to grant CGI Capital the right of first refusal for an IPO of the issuer, upon terms and conditions to be negotiated at the time of the IPO. CGI Capital will only agree to act as a placement agent in private offerings in which it believes the issuer's business model and industry will provide an opportunity to undertake an IPO in 12 to 18 months following the private placement. This right of first refusal for an IPO has no bearing on the terms or success of the private offering, but is an aspect in the placement agreement that offers the opportunity for possible sources of future revenue.

     Sales of securities made through general public solicitations, like IPOs, are required to be registered under federal and state securities laws. However, offerings made to accredited investors are generally exempt from these registration requirements if conducted under the terms of Rule 506 of Regulation D of the Securities Act. The term accredited investor generally includes:

         - individuals whose income exceeded $200,000 annually in each of the past two years, and who reasonably expect their income in the current year to also exceed $200,000,

         - married couples whose joint income exceeded $300,000 annually in each of the past two years, and who reasonably expect their joint income in the current year to also exceed $300,000, or

         -        individuals whose net worth exceeds $1,000,000.

Each issuer who wants to raise capital through CGI Capital will be required to agree to issue the securities in a private offering under strict compliance with Regulation D. The obligation to assure compliance with Regulation D will rest on the issuer. CGI Capital, in turn, is responsible to comply with the various federal and state regulations related to its activities as a broker-dealer in the offer and sale of the securities.

CGI Capital offers and sells securities in private placements through traditional investment banking methods using the Internet to offer additional services to our pre-existing members. CGI Capital's primary fund raising process currently operates much like a traditional broker- dealer. CGI Capital follows the basic procedures for offering and selling shares to its members in private placements described below.

                  The private offering memorandum is completed by the issuer's counsel, reviewed, and approved by CGI Capital's counsel.

                  An initial contact call is made by our fully-licensed representatives to inform our pre-existing members of the new private placement offering, and provide them with preliminary information about the client company's business.

                  Pre-qualified investors desiring further information are forwarded a private placement memorandum, client company materials, and subscription agreements. At that time, we offer them the option to view our website at www.cgicapital.com to view the client company's Funds-In web site. This password-protected web site allows the pre-qualified investor to download our client company's private placement memorandum and see an overview of the company in a user friendly, easy to follow format.

                  After the pre-qualified investor has fully reviewed all documents, a follow-up call is made to respond to any questions the investor may have. If the investor decides to proceed, the licensed representative walks them through the subscription process.

                  Subscription agreements and funds in the name of the client company's escrow account are sent to CGI Capital, and the funds are logged in a locked and secured area.

                  The issuer will have previously established an escrow account with a commercial financial institution into which the subscription proceeds will be deposited, pending the acceptance of the subscription by the issuer. In all instances, the issuer has the final decision to accept or reject a subscription from a particular investor, or to limit the number of securities the investor may purchase.

                  Once the issuer has accepted the subscription, the escrow agent will send the subscription funds to the issuer and the commission portion to CGI Capital. CGI Capital will not accept subscription proceeds or otherwise handle subscription funds for the issuer.


CGI Capital has its infrastructure established to operate its e-finance business patterned after the business described in the no-action request by IPONet, which previously received favorable treatment by the SEC. We believe that CGI Capital's proposed method of conducting its e- finance business does not conflict with the applicable rules and regulations cited in the no-action request IPONet no-action letter. The proposed procedures include:


     - Posting a notice of a private offering in a password protected page on www.cgicapital.com. This page is accessible only to its members who previously qualified as accredited investors prior to the offering.

     - Members interested in receiving more information about the private offering, will contact the issuer directly, or forward an indication of interest to CGI Capital, either using an on-line form, or printing out the form and returning the hard copy to CGI Capital.

     - CGI Capital, or the issuer, will then provide the member with subscription documents online for the private offering, which will also contain instructions regarding payment for the subscription.


CGI Capital's basic procedures for offering and selling shares to its members in private placements may change based on any new SEC ruling in regards to the use of the Internet for offering private placements. Based on any SEC rulings, CGI Capital may adjust its operations to use the IPONet Internet-based model, or conversely, operate the broker-dealer in a strict, traditional manner. It is also possible that a derivative of the two methods for offering and selling shares of private placements may result.

As of the date of this prospectus, CGI Capital, in its role as placement agent, has concluded selling efforts on two best efforts private offering and selling efforts on three additional best efforts private offerings are ongoing. The following table provides information on these private offerings:



     Date                      Size                       Amount Raised             Status
     Offering                  of                         to                        of
     Began                     Offering                   Date                      Offering
     -----                     --------                   ----                      --------

     June 25, 1999             $  3,000,000               $930,099                  selling efforts concluded
     November 18, 1999         $  3,000,000               $  6,000                  selling efforts ongoing
     November 23, 1999         $  4,000,000               $111,111                  selling efforts ongoing
     January 15, 2000          $  3,000,000                      0                  selling efforts concluded
     January 15, 2000          $ 10,000,000                $58,000                  selling efforts ongoing

CGI Capital has also entered into agreements to act as placement agent in one additional best efforts private offering. We anticipate that CGI Capital will begin selling efforts on this offering, which is structured to raise $3,600,000 in gross proceeds, during the first half of 2000.

CGI Capital is also engaged in preliminary due diligence on one additional company that has requested that CGI Capital acts as the placement agent for its private offering.

As CGI Capital develops, it is important to expand CGI Capital's membership base through the establishment of a relationship with our licensed representatives, or more efficiently through web site registration. CGI Capital will solicit members for its database by contacting investors that meet the accredited investor standards of the Securities Act of 1933, and offering them the opportunity to become a member. This online process has many steps:

     - Prospective members complete an on-line questionnaire which allows CGI Capital, and any potential issuer of securities sold in a private offering by CGI Capital, to have a reasonable basis to believe that the person meets the accredited investor test adopted under the Securities Act of 1933.

     - The questionnaire may be completed on-line in a secured manner, or printed out and returned to CGI Capital in a hard copy format.

     - CGI Capital will then verify the information in the questionnaire to determine that the person is an accredited investor.

     - Once a person is qualified and registered as an accredited investor with CGI Capital, the member will be given a confidential password which will allow the member to access a password-protected page in CGI Capital's web site where private offerings will be posted.

     - CGI Capital's web site allows a member to access private offerings which are posted after the date on which the individual is qualified as a CGI Capital member, so that the registration as a member is not a solicitation for a particular private offering.

     - To maintain its members privacy, CGI Capital will contact its members about new private offerings only if the member has previously consented to these communications as part of the registration process.

     - CGI Capital will not release the names of its members to issuers making the private offering unless the member is interested in the issuers' offering.

Membership in CGI Capital is free and carries no obligation.

In the future, CGI Capital may elect to expand its e-finance activities to include public offerings. These public offerings could include those in which CGI Capital does not act as an underwriter, but rather participates in the selling group with other NASD member firms as a selected dealer, or offerings in which CGI Capital acts as the underwriter. We anticipate that CGI Capital's basic procedures for offering and selling shares to individual investors in public offerings will include:

              - placing a tombstone advertisement and a digital version of the preliminary prospectus on its web site, which will include the names of the underwriters in the public offering. This page of the web site will be accessible to CGI Capital's members, as well as any other potential on-line investor. In cases where CGI Capital does not act as an underwriter, its name will not appear on the tombstone advertisement or preliminary prospectus. Information will appear that CGI Capital is not an underwriter of the securities, but is authorized to accept customer orders for the purchase of the securities.

              - CGI Capital will not purchase any securities from the issuer for resale, and will not participate in the management of the offering or perform any function normally performed by an underwriter or underwriting syndicate.

              - the web site will contain a form linked to each preliminary prospectus. A visitor to the site will be asked to complete and return the form to CGI Capital indicating the visitor's interest in purchasing the security.

              - in cases where CGI Capital does not act as an underwriter, the securities will be sold through CGI Capital as a selected dealer. CGI Capital will receive a commission to be determined before the offering, and it will not exceed the usual and customary selling commission. Disclosure of these selling arrangements will be made to investors.

We have not established general procedures as of this date in instances in which CGI Capital may act as the underwriter. However, as per Rule 1018 and the Membership Agreement for our firm, CGI Capital will promptly notify NASD Regulation through the District Office where we maintain our principal place of business in the event of the firm's intent to engage in any underwriting or selling group activity of firm commitment offerings.

The e-finance division also undertakes certain bridge loan financing and investment activities. As of March 31, 2000, CGI Capital had made bridge loans to five client companies for an aggregate of $2,405,000 plus accrued interest of $70,100. In April 2000, CGI Capital converted one of its notes and unpaid interest in the aggregate amount of $2,114,667 into 528,667 shares of the client's common stock. Another note in the amount of $100,000 plus interest is past due, and we have made demand for payment from our client company. The remaining three notes are due and payable at various times between July 31, 2000 and August 31, 2000, or at the earlier of such time that the client company receives in gross proceeds in a private placement an amount equal to the principal amount of the note. All of the notes are convertible at the option of CGI Capital into shares of the client company's common stock each at a price of $4.00 per share.

In addition, CGI Capital has invested $500,000 for 50,000 shares of Series A 8% Cumulative Convertible Preferred Stock in a private placement undertaken by an unaffiliated third party with whom we do not have any business relationship. The preferred stock is convertible at March 31, 2000 into 82,333 shares of the company's common stock. The shares issuable upon conversion of the preferred stock have demand and piggy-back registration rights. On May 17, 2000, CGI Capital purchased 333,333 shares of a client company's common stock in a private placement for an aggregate investment of $1,000,000.

In the future, we may continue to do bridge loan financing and investment activities for companies. Each opportunity will be made on a case-by-case basis depending on the company in which we would consider investing. These types of investment and financing are normal broker/dealer activities in which the NASD has granted us authorization to engage. CGI Capital would engage in the same amount of due diligence in regard to these investments as it would with conducting a private placement for a company. The circumstances in which we would engage in these types of investments would be in the $1 to $3 million range, and the company would need the capital in a short period of time - much shorter than would be provided through a private placement, and all payable at the earlier of a maturity date no later than six months or upon receipt of private placement funds sufficient to satisfy the principal amount. All loans will also provide us the option to convert into the company's common stock.


     Special considerations which may affect our e-finance division

For our e-finance division to successfully grow, investor confidence in the United States economy and the securities markets must remain high. If the United States economy should slow, or if the securities markets should suffer a significant and prolonged decline, it is likely investors would stop investing in private placements. Our revenues are likely to be lower during periods of declining securities prices or securities markets inactivity. Our business will be particularly dependent upon the availability of capital in the public and private equity markets for companies in the Internet sector - the focus of our e-finance division. The stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely effect our ability to raise capital for our clients, regardless of the client's operating performance. In this event, it would be more difficult to increase our revenues.

Our ability to grow this division is also tied to how successfully we manage this division, including our ability to close private placement offerings. Our members will need an exit strategy from the private placements in which they may invest as these types of investments are illiquid. Generally, this strategy will be a public offering, merger, or acquisition. CGI Capital may act as lead underwriter in the public offering, or CGI Capital may refer the issuer to another investment banking firm who will undertake the public offering, and we will participate as a member of the selling group. CGI Capital must establish relationships with other investment banking firms who can either participate with us in these public offerings, or who have the ability to undertake and successfully close public offerings we refer to them. In this instance, we would likely participate as a member of the selling group. If we are unable to successfully close public offerings, either those that we underwrite or those in which we participate as a member of the selling group, we will not earn the potential revenues from this participation and our future growth will be impeded.

OUR B2B DIVISION

As the result of our own growth experience, we recognize the need for emerging companies to receive certain types of consulting. Most entrepreneurs tend to be highly knowledgeable in specific areas of their business. However, we believe there is a strong need for additional consulting services to benefit these emerging companies. These include consulting services to assist them in managing their employees, refining their infrastructure, developing an online identity, and supporting overall business efficiency. We established our B2B division to meet this need.

Many of our potential clients do not have the sufficient funds available to pay the full value for these type of services. After raising capital, we believe it is fiscally responsible to manage those investor funds in the most conservative possible way. So, we developed a unique fee structure that is a combination of restricted stock and a small amount of cash. We generally receive cash as compensation for services to our client companies. Our services are normally billed at cost or below cost. We recognize that some of our client companies may not have sufficient funds to pay cash for our services. Under certain limited circumstances, we may take all or a portion of our compensation in the form of restricted stock of our client companies. However, we will not accept restricted stock as compensation to the extent that doing so causes us or our B2B division to be an investment company under the Investment Company Act of 1940 (the "1940 Act").

Restricted securities are subject to resale limitations and cannot be resold without registration under the Securities Act, an exemption from the registration requirements of the Securities Act, or subject to the resale restrictions under Rule 144 of the Securities Act. Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to resell within any three month period a number of shares that does not exceed the greater of (i) one percent of the number of then outstanding shares of the common stock; or

(ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the company who issued the shares. Any person (or persons whose shares are aggregated) who is not deemed to be an affiliate of the company that issued the shares at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding non-affiliate shareholders) would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation, manner of sale provisions, public information requirements or notice requirements. The equity portion of the compensation we receive, which is the restricted stock, is logged as revenue. We expense our business to business consulting services against this revenue. Additional compensation is paid in cash, where services are billed at cost, or below cost. We believe this fee structure makes our services affordable to developmental stage companies and preserves more of their capital for future needs. We also believe that this fee structure will give our shareholders an opportunity to benefit from the potential increased value of a client's stock should the client ultimately be successful in its business.

We have received restricted securities as compensation from eight of our client companies. All of these client companies do not have a public market for these securities. Subject to the conditions of Rule 144 and the availability of a trading market, these restricted securities may be resold at various times from April 2000 through December 2000. Subject to the conditions of Rule 144(k), these securities may be resold at various times from April 2001 through December 2001. We have received piggy-back registration rights from six of these companies and agreed with one of these companies not to sell the securities for a 90-day period after registration.


             Number of Approximate       Profile
Company            Employees            Revenues          Description
-------            ---------            --------          -----------
#1                  11                   $ 8,500         Start-up provides on-line high-quality children's educational entertainment.
#2                  8                   $930,000         Start-up operates a nationwide network of youth specialty sports camps.
#3                  5                   $667,600         Start-up software and hardware on-line superstore
#5                  9                   $492,500         Start-up provides on-line business-to-business investor relations services
#6                  40                   $20,000         Start-up provides a turn-key solution for DSL and long distance phone service.
#7                  15                $3,700,000         Established provides satellite communications and high-speed Internet access
#8                 209               $10,090,000         Established on-line home furnishings retailer.
#9                  3                    $24,000         Start-up on-line contact lens retailer
#10                 3                         $0         Start-up on-line children's apparel retailer
#11                 3                         $0         Start-up venture capital firm
#12                 9                 $1,383,520         Start-up business-to-business web site that assists with the managing and planning of business conventions and meetings


We use the following valuation process when we receive restricted stock as fees:

      a) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

      b) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. We assume that the lack of liquidity of the shares is factored into the private placement offering/sale price.

      c) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued at the estimated fair market value.

We evaluate quarterly the carrying value of each investment currently trading on an exchange for a possible increase or decrease in value. Securities for which no trading market exists will be evaluated for a possible decrease in value. Factors we consider in evaluating the carrying value of investments include lack of achievement of business plan objectives and milestones, the deterioration of financial condition and prospects for the client company, lack of performance by management team, and other valuation factors.

Through formal and informal consulting services our goal is to reproduce and implement our established method of infrastructure building to strengthen the operations of our client companies. The scope of the business to business consulting services provided by our B2B division is limited to operational consulting services and does not include the raising of capital.

Our duties may extend from assisting a company in writing an employee handbook to developing a marketing campaign that will target a specific audience. Our goal is to offer a full range of services, so our client companies will be able to focus its resources on growing their business. These services include:

                - Business plan development, including assistance in creating and revising the client's business plan to accurately articulate corporate intentions;

                - Internet marketing strategy development to define business models and branding strategies;

                - Web site design to create user-friendly web sites using
                  original content and design;

                - Technology support to provide secure e-commerce business between the client's customers and the client, and to construct and maintain employee communication systems including the client's networks and servers;

                - Evaluation of professionals to ensure the clien is properly represented by attorneys and accountants with experience in all areas of the client's current and proposed business and operations;

                - Debt management to assist the client to reduce or
                  restructure the client's debt to improve the client's valuation;

                - Operations consulting to assist management in using the
                  Internet for day to day operations, and in the understanding, analyzing, and management of the client's intellectual assets;

                - Human resources consulting to help promote a management
                  philosophy and organizational structure tailored towards teamwork and group contributions;

                - Corporate communications to enhance the client's
                  presentation;

                - Sales training to assist management in proper sales
                  techniques;

                - Negotiation training;

                - Strategic networking to assist the client in linking its name with beneficial contacts; and

                - Strategy and planning consulting to assist the client in identifying and analyzing market opportunities, as well as anticipating competitive behavior.

This division also develops distinctive web sites and engineers software including our Internet viewing software. We own all of our designs, software products, logos, names, applications, and proprietary technologies. We internally develop and design each of our product's source codes, graphic interfaces, and web designs.

Our web design services include developing, maintaining, and promoting user-friendly web sites. We can incorporate web site placement technology, secured e-commerce transactions, elaborate statistic compilers, animation, visual programming language, audio/visual compression software, and sophisticated 3-D technology.

The Internet viewing software was designed to serve as a portal and delivery system to provide service and advertising to Internet users, and create Internet dial-up service revenues that can be shared with our clients. We completed the engineering and development of our Internet viewing software in August 1998, and have begun our initial market efforts. We market our Internet viewing software as an alternative to Netscape and Microsoft Internet Explorer, which comprise the majority of all Internet viewing software used in the current Internet landscape.

We developed our Internet viewing software to provide clients a means to deliver advertisements to those interested in what the client's company has to offer. The Internet viewing software features include our automatic update feature, which finds changes on our servers and feeds those changes to the user's computer when they access the Internet. This feature allows our clients to deliver premium promotions, freebies, loss leaders, two-for-one sales, marketing and sales promotions, and other information its customers may want. The Internet viewing software can also be customized with 22 defaults to pages selected by the customer, and can include a custom name, slogan, theme, licensee's color scheme, logo identity, and animated picture.


Our Internet viewing software is minimally marketed to our B2B clients. It is a small service offered via one of our divisions. When a potential client comes to us for consulting services, we then offer them the Internet viewing software - but it is not actively marketed to the common public. We have had one client to date from whom we received $35,000 for the product. There is a fair amount of competition with this product; however, no one company controls a major portion of the market share.


Our research and development expenses are expensed as incurred. The following table provides information on our research and development expenses for the periods indicated:

                           Fiscal year ended December 31, 1998          $ 1,356
                           Fiscal year ended December 31, 1999          $23,514

We evaluate quarterly the carrying value of each investment currently trading on an exchange for a possible increase or decrease in value. Securities for which no trading market exists will be evaluated for a possible decrease in value. Any increase or decrease in valuation will flow through the stockholders' equity section of our balance sheet as an unrealized gain or loss on the investment. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. If we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.

OUR E-TAILER DIVISION

On-Line Bedding distributes a wide variety of bedding and disposable products, including:

         -        pillows
         -        blankets
         -        mattress pads
         -        pillow protectors and mattresses
         -        disposable airline sized pillows
         -        disposable pillowcases
         -        headrest covers
         -        airline blankets
         -        tray table covers
         -        napkins
         -        airsick bags
         -        hot and cold towels

Its customers include hospitals, nursing homes, hotels and motels, and transportation-based companies like airlines, railroads, and motor coach companies. On-Line Bedding's customers have included AMTRAK, Canadian Airlines, Saudi Arabian Airlines, Piedmont Airlines, USAirways, Sunworld International, and Laker Airline. On-Line Bedding does not have written contracts with its customers. On-Line Bedding receives orders from its customers either verbally or in the form of cancellable purchase orders.

Since our purchase of On-Line Bedding, we developed an e-commerce site to expand On-Line Bedding's current operations. This web site, www.bedsandbeyond.com, offers single and multi- pack quantities of pillows, blankets, mattress pads, quilts, mattresses, and other products at factory direct prices. The Web site was launched in February 2000. On-Line Bedding commenced marketing its site during the third week of May 2000. Through May 31, 2000, On- Line Bedding made five sales for a total of $1,000 through its Web site.


Customers enter our online store through our simple, intuitive and easy to use Web site. Our goal is to make the shopping process as easy as possible for customers. Users accessing our online store generally fall into one of two categories: individuals who know what product they want to buy and seek to purchase it immediately in a highly convenient manner; or individuals who browse the store, seeking product information to make an informed purchase. We designed our online store to satisfy both types of users in a simple, intuitive fashion.

Presently, customers who use our online store can:

-        conduct targeted searches through a catalog of over 500 products,
-        browse among featured product lines,
-        participate in promotions,
-        view informational videos, and
- access our customer support representatives by telephone, fax, and e-mail during regular business hours

We expect to further improve our online store to include frequently asked questions, educational materials, additional associated links, and continually improve e-commerce platform.

Shoppers purchase products by simply clicking on a button to add products to their virtual shopping cart. Just as in a physical store, customers can add and subtract products from their shopping cart as they browse prior to making a final purchase decision. Our store design allows customers to buy several products at once rather than having to repeat the same purchase process for each desired product. To execute orders, customers click on buy buttons. A message on the screen prompts customers to supply shipping and credit card information. They may also telephone orders in as well. All customer information is stored on our secure server, and is used solely for internal purposes.

Our customer representatives handle customer service and support, answer general questions, and provide product information by telephone, fax and e-mail. We believe that our representatives provide valuable feedback regarding customer satisfaction, which we use to improve our services.

On-Line Bedding purchases its products from various wholesale manufacturers, and contracts production of its airline pillows and blankets with third party manufacturers. On-Line Bedding maintains several sources for its products and has never experienced any difficulty in obtaining raw materials. On-Line Bedding warehouses a limited inventory, and drop ships its products from manufacturers or wholesale suppliers in multiple locations throughout the United States to reduce freight costs for its customers.

On-Line Bedding is on an electronic invoice system with the United States military for a specialty pillow which is regularly purchased by the U.S. armed forces. This pillow is anti- bacterial, self-deodorizing and fire retardant. It is covered with a zippered, vinyl pillow protector. On-Line Bedding is also the authorized pillow and related product vendor for Hospital Purchasing Service of Michigan - a group of 500-plus members in eight states of hospitals and nursing homes.

On-Line Bedding has historically direct marketed its products through regular mailings of its catalog to existing customers, as well as hospitals, nursing homes, airlines, and university housing directors. We anticipate expanding our marketing efforts using traditional marketing methods, the introduction of our e-commerce site, and web-based marketing strategies. These include strategic web site placement, keyword targeting, affiliate linking, and other on-line promotional strategies.

OUR INTELLECTUAL PROPERTY

Our success depends in part on our ability to protect our intellectual property. To protect our proprietary rights, we rely generally on:

         -        copyright, trademark and trade secret laws,
         - confidentiality and invention assignment agreements with employees, and
         -        license agreements with vendors and customers.

We pursue the registration of all of our trademarks and service marks in the United States. Although we have not secured registration of all of our marks, we have made application to the U.S. Patent and Trademark Office to register the FUNDS-IN trademark. The laws of some foreign countries do not protect our proprietary rights to the same extent as do the United States laws. In addition, effective copyright, trademark and trade secret protection may be unavailable in foreign jurisdictions. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely effect our business, financial condition, and results of operations by lessening the value of the intellectual property and possibly increasing competition.

COMPETITION

Our e-finance division competes with numerous other securities and investment banking firms. In particular, we compete with Internet investment bankers like Wit Capital Corporation and Safeguard Scientifics, Inc. which also focus their efforts on Internet based offerings. Most of our competitors have substantially greater capital, resources, experience, and name recognition.

In the event we should expand CGI Capital's operations to include wholesale and/or retail trading, our competition would expand to established broker-dealers. The wholesale execution business has become considerably more competitive over the past few years as numerous highly visible, large, and well-financed securities firms have expanded their businesses. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with capital resources greater than those of CGI Capital. The retail securities industry has experienced substantial commission discounting by broker-dealers who compete for institutional and individual brokerage business. In addition, an increasing number of specialized firms and commercial banks now offer discount services to individual customers. These firms generally conduct transactions for their customers on an execution only basis without offering other services like portfolio valuation, investment recommendations, and research.

Commercial banks and other financial institutions have become a competitive factor by offering their customers corporate and individual financial services traditionally provided by securities firms. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of CGI Capital's business and could effect the opportunities for CGI Capital to expand its operations.

Competition effecting our B2B division is substantial. The market for Internet products, particularly Internet advertising and Internet search and retrieval services, is intensely competitive. The two primary competitors for our Internet viewing software are Netscape and Microsoft Internet Explorer. Currently, Netscape and Internet Explorer control over 90% of the

Internet viewing software market. Since there are no substantial barriers to entry, we expect competition in these markets to intensify.

To compete with the established web designers, we use unique concepts to increase the likelihood that visitors to a client's web site will be interested in what they see, and have a reason to return. These concepts include:

         -        user-friendly web sites
         -        novel approaches to design work
         -        quick access to what the viewer wants
         -        emphasis on single page web sites to make viewing easier
         -        artistically pleasing layouts custom tailored to client needs

Many professionals, including other consulting firms, attorneys, and accountants, offer business- to-business consulting services similar to those offered by our B2B division. To better compete, we developed a unique fee structure that is a combination of restricted common stock and a small amount of cash. We believe this compensation structure will be attractive to our potential clients and provide us with a competitive advantage.

Our existing competitors, as well as a number of potential new competitors, may have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases, and significantly greater financial, technical and marketing resources. These competitors may be able to undertake more extensive marketing campaigns, and make more attractive offers to potential employees, distribution partners, advertisers, and content providers. There can be no assurance that we will be able to compete successfully against our current or future competitors.

On-Line Bedding has historically competed with a variety of wholesale distributors of similar products, including Celeste Industries Corporation and Baxter Laboratories. Many of On-Line Bedding's competitors are more established, better capitalized, and offer a wider variety of product offerings. With our planned expansion of On-Line Bedding with its e-commerce site, On-Line Bedding will compete with numerous other companies to offer similar products on the web. We believe that by building on the combination of On-Line Bedding's competitive pricing, prompt delivery of products, established customer base, use of Internet for ordering and marketing, and dedication to customer service, we will be able to effectively compete in the e- commerce area of its industry.

GOVERNMENT REGULATION

Although there are currently few laws and regulations directly applicable to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere that cover a variety of issues including:

         -        broadcast license fees

         -        copyrights
         -        privacy
         -        pricing
         -        sales taxes
         -        characteristics and quality of Internet services

It is possible that governments will enact legislation that may be applicable to us in areas including:

         -        content
         -        network security
         - encryption and the use of key escrow, data and privacy protection
         -        electronic authentication or "digital" signatures
         -        illegal and harmful content
         -        access charges
         -        retransmission activities

The applicability to the Internet of existing laws governing a variety of issues, including property ownership, content, taxation, defamation, and personal privacy is uncertain. The majority of these laws were adopted before the widespread use and commercialization of the Internet, and do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation, or governmental enforcement of existing regulations may increase our cost of doing business or increase our legal exposure.

The securities industry in the United States is extensively regulated under federal and state laws. The SEC is a federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the stock exchanges. These self-regulatory organizations adopt rules, which must be approved by the SEC, to govern the industry. These self-regulatory organizations conduct periodic examinations of member broker-dealers. Securities firms are also regulated by state securities commissions in the states in which they do business.

Broker-dealers must follow rules which cover all aspects of the securities business, including:

         -        sales methods
         -        trading practices among broker-dealers
         -        capital structure of securities firms
         -        record keeping
         -        the conduct of directors, officers, and employees

The broker-dealer's operations and profitability are often directly effected by additional legislation, changes in rules adopted by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules. The SEC, the self-regulatory authorities, and state securities commissions may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer, along with its officers and/or employees. Regardless of the findings, administrative proceedings may require substantial expenditures. The principal purpose of regulation and discipline of broker-dealers is for the protection of customers and the securities markets, rather than for the protection of creditors and stockholders of broker-dealers.

CGI Capital is required by federal law to belong to the Securities Investor Protection Corporation, or SIPC. When the SIPC fund falls below a minimum amount, members are required to pay annual assessments. CGI Capital is required to contribute to the SIPC fund. The SIPC fund provides protection for securities held in customer accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances. SIPC provides protection for customers in the event of the insolvency of CGI Capital or, at the time as it might expand its operations to include retail or wholesale trading, of its clearing brokerage company. The annual SIPC fee is $150. This fee will remain unchanged unless SIPC makes across the board increases which will effect all broker-dealers.

CGI Capital must follow the SEC's Uniform Net Capital Rule, Rule 15c3-1 which is designed to measure the financial integrity and liquidity of a broker-dealer and the minimum net capital deemed necessary to meet its commitments to its customers. Rule 15c3-1 provides that a broker- dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items as calculated by the rule.

Net capital rules, which are unique to the securities industry, impose financial restrictions upon our business that are more severe than those imposed on other types of businesses. Compliance with the net capital rules may limit the operations of CGI Capital because they require minimum capital for purposes like financing customer account balances, underwriting securities distributions, and maintaining the inventory required for trading in securities. In addition, we are restricted in the withdrawal of equity capital, and subordinated loans, which may not be made if the withdrawal would impair net capital requirements.

As of this date, CGI Capital is required to maintain a minimum net capital of $5,000. As of December 31, 1999, it had total net capital of $26,814, or $21,814 in excess of the minimum net capital required. The minimum net capital required is based upon the nature of CGI Capital's broker dealer business. If CGI Capital remains principally engaged in the offer and sale of private placement securities, then its net capital requirements remain at a minimum. In the event CGI Capital ever becomes involved in the participation in public underwritings, then net capital requirements will be increased to a minimum of $100,000.

CGI Capital is in compliance with the Rule 15c3-1, as well as the applicable minimum net capital requirements of the NASD. However, at the present time CGI Capital has no customer accounts and, accordingly, compliance is based upon meeting the minimum net capital requirements of the NASD. While we do not presently anticipate CGI Capital will undertake retail brokerage operations, we may choose to do so in the future.

If we elect to operate as a retail stockbroker, we would be required to increase CGI Capital's net capital beyond the existing $5,000 minimum required net capital. In computing net capital under Rule 15c3-1, various adjustments are made to net worth to exclude assets not readily convertible into cash, and to provide a conservative statement of other assets, like a firm's position in securities. A deduction is made against the market value of securities to reflect the possibility of a market decline before their disposition. For every dollar that net capital is reduced, by means of these deductions or through other deductions like operating losses or capital distributions, the maximum aggregate debit items a firm may carry is reduced.

Any failure to maintain the required net capital may subject a broker-dealer to suspension by the SEC or other regulatory bodies, and may ultimately require its liquidation.

We are focusing our e-finance efforts in an emerging area of Internet investment banking. We do not know if new rules or regulations will be adopted by the SEC or the NASD which might limit, or eliminate our ability to operate our e-finance division as presently operated. The securities industry is extensively regulated at both the federal and state levels by various regulatory organizations charged with protecting the interests of customers. The SEC and NASD require strict compliance with their rules and regulations. If new or revised rules or regulations are adopted and we fail to comply with any of these laws, rules or regulations, the SEC and/or the NASD could levy fines against, suspend or expel CGI Capital. Significant fines could adversely impact our working capital, and a suspension or expulsion would severely limit our projected future growth.

FACILITIES

Our principal offices are located in approximately 22,000 square feet of commercial office space at 1011 Campus Drive, Mundelein, Illinois 60060. We lease this space from an unrelated third party under two separate lease agreements. Under the five year leases dated May 1999 and June 1999, we pay an annual aggregate rent of approximately $95,730 during the first year, and approximately $142,560 annually during the remaining four years of the lease terms. We also pay a pro-rata share of common area maintenance and real estate taxes. We have an option to renew our lease for an additional five year term at annual rental payments beginning at $63,600 in the first year escalating to $73,140 in the fifth year of the renewal term for approximately 9,325 square feet of the space, with the balance to be at the then current market rate at the time of renewal.

EMPLOYEES


As of June 1, 2000, we employ 44 persons, 42 full-time and two part-time. The following table illustrates the breakdown of our employees by employer:


         Name of employer                                     Number of employees
         ----------------                                     -------------------
                                                           Full-time         Part-time
                                                           ---------         ---------

         Circle Group Internet                                  27                2
         On-Line Bedding                                         2                0
         CGI Capital                                            13                0
         PPI Capital                                             0                0


None of our employees are represented by a labor union, and we are not governed by any collective bargaining agreements. We have a satisfactory relationship with our employees.

We presently plan to expand our employee base through the addition of approximately 10 new employees including personnel for our e-finance and B2B divisions. We also will seek to expand our management personnel.

LEGAL PROCEEDINGS


We are not a party to any material legal proceedings. However, on February 17, 2000, the SEC issued an order directing private investigation concerning possible violations of Sections 5, 17(a) and 17(b) of the Securities Act and Sections 10(b) and 10(b)(5) of the Securities Exchange Act of 1934 in connection with transactions in Circle Group and other securities. We have been informed by the staff of the Enforcement Division of the SEC that it has preliminarily determined to recommend to the SEC that an administrative action be instituted against us for violations of Section 5 of the Securities Act of 1933 in connection with a past offering of our securities, as well as in connection with two previous private offerings of securities by CIG Securities. The staff further indicated that they would be prepared to recommend a settlement of such action that would include a cease and desist order against us and a cease and desist order, censure and a modest monetary fine against CIG Securities. The staff further indicated that they did not find any evidence of current violations of the securities laws by us or CIG Securities. We have indicated to the staff that we would like to resolve this matter pursuant to appropriate terms.


HOW TO GET MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 which can be read and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The registration statement is also available to the public from commercial document retrieval services, or via EDGAR on the SEC's web site at www.sec.gov.

Before the date of this prospectus we have been a non-reporting company under the Securities Exchange Act of 1934. Upon effectiveness of the registration statement, we will begin filing quarterly, annual and other reports with the SEC. We intend to furnish our stockholders with annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may choose to provide, or as we are required by law.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, positions and ages of our executive officers and directors.

Name                                     Age               Positions Held
----                                     ---               --------------
Gregory J. Halpern                       41                Chairman and Chief Executive Officer

Frank K. Menon                           35                Director and President

Dana L. Dabney                           50                Director, Vice President of Human Resources

Arthur C. Tanner                         35                Chief Financial Officer

Michael J. Theriault                     47                Chief Operating Officer

Edward L. Halpern                        69                Director

Erik Brown                               25                Vice President of Corporate Development
                                                           and President of CGI Capital

Steven H. Salgan, M.D.                   47                Director

Stanford Jay Levin                       48                Director

Gregory J. Halpern is our founder and has been a director and chief executive officer since our formation in May 1994. Mr. Halpern is also a director of CGI Capital since November 19, 1999. From May 1994 until March 1999, he also served as our president. From 1981 to 1988, Mr. Halpern was a co-founder, member of the board of directors and vice president of On-Line Bedding Corporation, the company that distributes a wide variety of bedding and disposable products which we acquired in January 1999. In 1984, he co-founded Pain Prevention, Inc., an Illinois company which sold electronic dental anesthesia equipment for which Mr. Halpern holds a patent. Pain Prevention, Inc. discontinued its operations in 1989 and subsequently changed its name to PPI Capital Corp. We acquired 80% of the issued and outstanding capital stock of PPI Capital in March 1999 from Mr. Halpern. Mr. Halpern has served as an officer and director of PPI Capital since its inception in 1984. Mr. Halpern also served as an officer and director of PPI Capital Group, Inc., a Utah corporation of which he was a principal shareholder, from 1989 to May 1998. At the present time, PPI Capital, our subsidiary, and PPI Capital Group, Inc. have no affiliation. Mr. Halpern developed clinical protocols, and received two separate FDA clearances to market the technology. From 1984 to June 1987, he was a director and the president of O.M. Corp., a company which distributes proprietary computer animated health imaging video products created by Mr. Halpern. Mr. Halpern has been a feature of more than 100 TV shows, newspapers, national magazines, and radio and is also a published author of self-help books and an International Judo Champion. Gregory J. Halpern is the son of Edward L. Halpern.

Frank K. Menon has been our president since March 1999 and a director since March 1999. Mr. Menon previously served as our vice president of finance from January 1999 until being elected president. Mr. Menon is also a director and Chief Executive Officer of CGI Capital since November 19, 1999. Mr. Menon's background is in the securities industry, where he was a broker at Merrill Lynch, Pierce, Fenner & Smith from 1992 to 1993, and a broker at J.E. Liss & Company, Inc. from 1993 to 1995. Mr. Menon was Director of Finance for Invest L'Inc. Partners, from 1995 to 1997. During 1998, Mr. Menon invested for his own account. From 1996 until 1998, Mr. Menon served on the board of directors for All Cajun Food Company.

Dana L. Dabney has been a member of our board of directors and has held various offices, including vice president of sales and marketing, since January 1997. Mr. Dabney has been our vice president of human resources since June 1999. During our first two years of development, Mr. Dabney also was employed as a mortgage broker. From 1994 until December 1997, he was employed by State Financial Bank in Richmond, Illinois, which was formerly known as Richmond Bank, and from January 1998 until December 1998 he was employed by Mortgage Market Corporation, also in Illinois. From 1989 to 1995, Mr. Dabney was the president of Across America Telemarketing Company, a company involved in the telemarketing of retail consumer products. Mr. Dabney has also worked in the securities industry. He was employed by Carl Icahn and Company from 1979 to 1984 as the firm's primary options trader, and from 1984 to 1989 as a Market Maker, on the Chicago Board Options Exchange.

Arthur C. Tanner has been our chief financial officer since March 1999. Mr. Tanner is also a director, Chief Financial Officer and Financial Operations Officer of CGI Capital since November 19, 1999. From November 1998 until joining Circle Group Internet, he was vice president and controller for UBM, Inc., a construction company with $50 million in annual revenues. From October 1997 until September 1998, Mr. Tanner was a financial consultant with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and from February 1997 until September 1997, he was a tax principal with R. Yeager & Co., certified public accountants, where his responsibilities included public accounting, tax, and audit work. From October 1995 until December 1996, Mr. Tanner was an international tax planner for Silicon Graphics Computer Systems, where his responsibilities included planning and execution of international tax strategies. Mr. Tanner received a B.A. from Walsh College in 1987 and a J.D. from Ohio State University in 1995.

Michael J. Theriault has been our chief operating officer since June 1999. Mr. Theriault professional experience includes progressive operations, programming, design, support, consulting, project management, and department management experience in manufacturing, insurance, medical, consulting, and mortgage banking industries on both mainframe and personal computer equipment. From September 1989 until June 1997, Mr. Theriault was employed by Recon Optical, Inc., serving as Supervisor of Business Systems from June 1997 until May 1999, and Senior Systems and Programming Specialist and Senior Project Leader of Manufacturing from September 1989 until June 1997. Mr. Theriault received a B.S. in Computer Science and Business Management from Northeastern Illinois University in 1978 and an M.B.A. from Lake Forest Graduate School of Management in 1987.

Edward L. Halpern has been a director since March 1999 and served as our COO from January 1999 until March 1999. Mr. Halpern founded On-Line Bedding in 1981 and served as its president, CEO and sole director. He has continued his duties with On-Line Bedding since our acquisition of it in January 1999. Edward L. Halpern is the father of Gregory J. Halpern.

Erik Brown has been our vice president of corporate development since March 1999 and president of CGI Capital since May 1999 and director of CGI Capital since November 19, 1999. Mr. Brown was a Financial Consultant in the Private Client Group at Merrill Lynch, Pierce, Fenner & Smith from August 1997 to March 1999. He earned a degree in finance in 1997 from the Eli Broad College of Business, Michigan State University.

Steven H. Salgan, M.D. has been a member of our board of directors since March 2000. Since January 1998, Dr. Salgan has been president of Steven H. Salgan, M.D., Ltd., a practice specializing in primary care internal medicine and general/family medicine, and since May 1999, he has been president of Steven H. Salgan, M.D., P.C. Since 1997, he has been a member of the American Association of Professional Ringside Physicians, and since 1996, he has been a member of the Internal Medicine Subcommittee for Quality Assurance of Saint Margaret - Meray Hospital in Hammond, Indiana. Dr. Salgan received a B.S. in Psychology from DePaul University in 1976, and a M.D. from Abraham Lincoln School of Medicine, University of Illinois in June 1982.

Stanford Jay Levin has been a member of the board of directors since March 2000. Since 1988, Mr. Levin has been the proprietor of Levin Enterprises, an auto brokerage company located in Indiana. From January 1986 until June 1988, Mr. Levin was a public school teacher. From May 1981 until May 1985, he was employed by Hohman Professional Corp., a real estate development and management company where his duties included commercial real estate management and overseeing renovations, and from June 1975 until May 1981, he was employed by Yale Corporation of Hammond, a real estate management company, where his responsibilities included commercial real estate management. Mr. Levin received a B.S. in Education from Indiana University in 1975.

Other than the father-son relationship between Mr. Edward L. Halpern and Mr. Gregory J. Halpern described above, there is no family relationship between any of our executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. Officers are elected annually by the board of directors and their terms of office are at the discretion of the board. Our officers devote their full time to our business.

COMMITTEES OF THE BOARD OF DIRECTORS

In July 1999, we established an audit committee and a compensation committee of our board of directors. The audit committee will recommend the firm to be employed as our independent public accountants, and will review the scope of the audit and audit fees. In addition, the audit committee will consult with the independent auditors with regard to the plan of audit, the audit report and the management letter, and will confer with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the audit committee are Messrs. Gregory
J. Halpern, Levin and Salgan.

The compensation committee will administer our 1999 Stock Option Plan, and is charged with monitoring, reporting and recommending to the board of directors on all matters concerning compensation and benefits of our executive officers and senior staff. The compensation committee consists of Messrs. Gregory J. Halpern, Levin and Salgan; in matters considered by the compensation committee which directly relate to Mr. Gregory J. Halpern, the compensation committee consists of Messrs. Menon, Levin and Salgan.

EMPLOYMENT AGREEMENTS

To ensure their continued contribution to our growth and development, we have entered into employment agreements with our executive officers. The material terms of each are described below.

Gregory J. Halpern. We are a party to a three year employment agreement with Mr. Halpern which expires in January 2002. Mr. Halpern is paid an annual salary of $76,000, and we granted him 30,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in January 2003.

Frank K. Menon. We are a party to a three year employment agreement with Mr. Menon which expires in February 2002. Mr. Menon is paid an annual salary of $72,000, and we granted him 40,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in February 2002. We also issued Mr. Menon 10,000 shares of our common stock as a signing bonus.

Dana L. Dabney. We are a party to a three year employment agreement with Mr. Dabney, which expires in January 2002. Mr. Dabney is paid an annual salary of $60,000, and we granted him 24,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in January 2003.

Arthur C. Tanner. We are a party to a three year employment agreement with Mr. Tanner which expires in March 2002. Mr. Tanner is paid an annual salary of $60,000, and we granted him 20,000 stock options exercisable at $2.50 per share which expire in March 2002. We subsequently granted Mr. Tanner an additional 10,000 stock options exercisable at $10.00 per share which expire in July 2003. All of these options were granted under our 1999 Stock Option Plan. We also issued Mr. Tanner 10,000 shares of our common stock as a signing bonus.

Michael J. Theriault. We are a party to a three year employment agreement with Mr. Theriault which expires in June 2002. Mr. Theriault is paid an annual salary of $68,000, and we granted him 20,000 stock options exercisable at $10.00 per share. We subsequently granted Mr. Theriault an additional 10,000 stock options exercisable at $10.00 per share. All of these options were granted under our 1999 Stock Option Plan and expire in June 2003. We also issued Mr. Theriault 10,000 shares of our common stock as a signing bonus.

Erik J. Brown. We are a party to a three year employment agreement with Mr. Brown which expires in March 2002. Mr. Brown is paid an annual salary of $42,500, and we granted him 20,000 stock options exercisable at $2.50 per share. We subsequently granted Mr. Brown an additional 10,000 stock options exercisable at $10.00 per share. All of these stock options were granted under our 1999 Stock Option Plan and expire in March 2002. We also issued Mr. Brown 10,000 shares of our common stock as a signing bonus.

All of these employment agreements also provide, among other things:

         - participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives;

         -        benefits in the event of disability or death; and

         - contain non-disclosure and non-competition provisions. A state court, however, may determine not to enforce, or only partially enforce, the non-compete provisions of these employment agreements.

Under the terms of the employment agreements, we may terminate the employment of the employee with cause, as defined in the employment agreement, in which event he would receive no severance benefits.

KEY- MAN INSURANCE

We are the beneficiary of a $5 million life insurance policy on the life of Mr. Gregory Halpern.

EXECUTIVE COMPENSATION

We began our operations in 1997. The following table summarizes all compensation accrued and paid by us in each of the last three fiscal years to our chief executive officer and each other executive officer serving as executive officers whose annual compensation exceeded $100,000.



                                     Annual Compensation                                  Compensation Awards
                                                                                Options
Name and                                                 Other Annual           Number of               All Other
Principal Position      Year       Salary    Bonus       Compensation           Shares                Compensation
------------------      ----       ------    -----       ------------           ------                ------------
Gregory J. Halpern,     1997       $88,903      0              0                   0                        0
 Chairman and Chief     1998       $76,000      0              0                   0                        0
 Executive Officer      1999       $76,000      0              0                   0                        0

Of the total $88,903 reported for Mr. Halpern for 1997, $12,903 represents actual compensation paid to him and the balance of $52,000 represents the estimate of the fair value of his services to us for which he did not receive compensation. The $88,903 has been recognized by us as an expense during 1997. We did not pay Mr. Halpern any compensation for services he rendered to us in 1998. The amount in the above table represents our estimate of the fair value of the services and this amount has been recognized by us as an expense during 1998.

DIRECTORS COMPENSATION

In August 1999, we adopted a compensation policy for our outside directors, which includes:

         * options will be granted annually under our 1999 Stock Option Plan to purchase 15,000 shares of our common stock, exercisable at the fair market value on the date of grant, to each outside director;

         * these options will vest at the rate of 5,000 options on each of the first, second and third anniversary date of the grant date, and will be exercisable for three years from the grant date,

         * directors and officers insurance coverage in an amount reasonably acceptable to us, and

         * reimbursement for all reasonable out-of-pocket expenses the outside director incurs in attending our board of directors meetings.

Members of our board of directors who are our executive officers do not receive any additional compensation for their services to us in their capacity as a member of our board of directors, other than coverage under our directors and officers insurance policy.

1999 INCENTIVE STOCK OPTION PLAN, AS AMENDED

On January 1, 1999, our board of directors and a majority of our stockholders initially adopted the Circle Group Internet, Inc. 1999 Stock Option Plan, as amended. The purpose of the plan is to increase the employees', advisors and non-employee directors' proprietary interest in Circle Group Internet, and to align more closely their interests with the interests of our stockholders. An additional purpose of the plan is also to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors.


We initially reserved an aggregate of 1,000,000 shares of common stock for issuance under the Plan. Subsequently, on February 17, 2000, we increased the maximum number of shares issuable upon the exercise of options granted under the plan to 2,000,000 shares. As of the date of this prospectus, grants for 1,497,000 under the plan are outstanding. The compensation committee of the board of directors will administer the plan including the selection of the persons who will be granted plan options under the plan, the type of plan options to be granted, the number of shares which may be granted under each plan option and the plan option price.


Plan options granted under the plan include:

         - incentive stock options under Section 422 of the Internal Revenue Code of 1986,

         -        non-qualified options, and

         - reload options, which permit an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person, and receive a new plan option to purchase shares of common stock equal in number to the tendered shares.

Any incentive option granted under the plan must provide for an exercise price of at least 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value as determined on the date of the grant.

The term of each plan option and the manner in which it may be exercised is determined by the compensation committee of the board of directors, provided that no plan option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by compensation committee of the board of directors.

The per share purchase price of shares in plan options granted under the plan may be adjusted in the event of changes in our capitalization, but any adjustment will not change the total purchase price payable upon the exercise in full of plan options granted under the plan. Our officers, directors and key employees will be eligible to receive non-qualified options under the plan. Only our officers, directors and employees who are employed by us, including any subsidiary, are eligible to receive incentive options.

All plan options are non-assignable and nontransferable, except by will or by the laws of descent and distribution. Plan options may only be exercised by the optionee during the lifetime of the optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, the plan option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability. The same type of termination provisions apply to options granted to our board members in the event they resign their board seats, or are not reelected by our shareholders.

The board of directors or the compensation committee of the board of directors may amend, suspend or terminate the plan at any time, except that no amendment shall be made which:

         - increases the total number of shares which we may grant under the plan or changes the minimum purchase price, except in either case in the event of adjustments due to changes in our capitalization,

         - effects outstanding plan options or any of their exercise rights,

         -        extends the term of any plan option beyond 10 years, or

         -        extends the termination date of the plan.

Unless the plan shall have been suspended or terminated, the plan shall terminate approximately 10 years from the date of the plan's adoption. Any termination of the plan shall not affect the validity of any plan options previously granted.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Illinois Business Corporations Act provides for indemnification of directors, employees, officers and agents of Illinois corporations. Our articles of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Illinois Business Corporation Act. Because indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons by these provisions, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed and the Securities Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1997, Mr. Gregory Halpern received 6,494,000 shares and Mr. Dana Dabney received 500,000 shares of our common stock for the nominal consideration of par value $.0001 per share as founders of Circle Group Internet. Messrs. Halpern and Dabney as its founders are considered promoters of Circle Group Internet, and the stock was issued to them in connection with the organization of Circle Group Internet.

During fiscal 1997, we established a note payable in the principal amount of $16,403 to Mr. Gregory J. Halpern, our founder and CEO, to purchase furniture and fixtures, including computer equipment for our offices. The note provided for interest at 18% per annum and was unsecured. We repaid the note in full before December 31, 1998.

From January 1997 until July 1999, we leased office space from Mr. Gregory J. Halpern at a monthly rental amount of approximately $2,700. This office location was within Mr. Halpern's residence.

In January 1999, we acquired 100% of the issued and outstanding stock of On-Line Bedding from Mr. Edward L. Halpern, one of our officers and directors, and his wife in exchange for 400,000 shares of our common stock. Mr. Gregory J. Halpern, our president and CEO, was a co- founder of On-Line Bedding. We accounted for our acquisition of On-Line Bedding as a combination of related party interest interests. For accounting purposes, we have recorded a dividend of $954,214 which represents the excess of the purchase price paid over the net assets we received.


On-Line Bedding was an S corporation prior to our acquisition of its capital stock. On-Line Bedding distributed all of its retained earnings to its shareholders at the end of each fiscal year. Total distributions for the three months ended March 31, 2000 and fiscal years ended December 31, 1998 and 1997 were $21,811, $275,709 and $72,033, respectively. At June 1, 2000, we owed Mr. and Mrs. Edward Halpern $21,078 which represented shareholder distributions prior to our acquisition of On-Line Bedding. We have issued Mr. and Mrs. Edward Halpern a demand promissory note bearing no interest.


In addition, in March 1999, we acquired 3,200,000 shares of the common stock, or approximately 80% of the issued and outstanding capital stock of PPI Capital, a shell corporation, from Mr. Gregory J. Halpern, one of our officers and directors, in exchange for $20,000. The remaining approximate 20% of PPI Capital is owned by the shareholders of Pain Prevention, Inc., a Utah corporation which was formerly PPI Capital's sole shareholder. Mr. Dana Dabney, one of our officers and directors, owns 70,286 shares, or approximately 1.7% of the remaining 20% of PPI Capital's stock not owned by Circle Group Internet . We anticipate that we will use PPI Capital as either a holding company or as a candidate for a reverse merger with an operating entity. We do not, however, presently have any agreements or understandings with any third parties regarding PPI Capital.

As a term of employment agreements we have with four of our executive officers, we issued each of these individuals shares of our common stock as a signing bonus. The following table sets forth the names, date of issuance and the number of shares issued to each individual and value attributed to the shares issued.


                                                                                            Value
Name                       Date                            No. of Shares                  Attributed
----                       ----                            -------------                  ----------
Frank K. Menon             February 1, 1999                   10,000                       $  25,000

Erik J. Brown              March 1, 1999                      10,000                       $  25,000

Arthur C. Tanner           March 1, 1999                      10,000                       $  25,000

Michael Theriault          June 1, 1999                       10,000                       $ 100,000


On March 1, 1999, Nancy Dabney, our receptionist and wife of Dana Dabney, one of our founders, received 2,000 shares as a bonus.

On August 1, 1999, Mr. Gregory J. Halpern, our Chairman and Chief Executive Officer, borrowed $935,000 from us under a secured promissory note. This note bore interest at 8% per annum. As collateral for the note, Mr. Halpern granted us a first mortgage on his principal residence. This residence had a fair market value which exceeded the principal amount of the note and, with the exception of our mortgage, was unencumbered. Mr. Halpern is an accredited investor. The note was satisfied in full on December 7, 1999, and we have released our mortgage on the property.

In 1996, CGI Capital (formerly known as CIG Securities, Inc.) was formed by its parent company, Internet Broadcasting Company, Inc. a Delaware corporation, to take advantage of the developing Internet direct public offering service market. Prior to our acquisition of CGI Capital in November 1999, it was a wholly-owned subsidiary of Internet Broadcasting Company, Inc. Messrs. Bradley M. Levine, James W. Dwyer, Cort A. Neimark, Edmund Allen Tubbs, and Leonard Simon are the controlling persons of Internet Broadcasting Company, Inc. On behalf of Internet Broadcasting Company, Inc., Mr. Levine took the initiative in founding and organizing CGI Capital, and he was the original officer and director of CGI Capital. Because of these actions, he would be considered CGI Capital's promoter. Mr. Levine, however, did not individually receive anything of value for his actions in the formation and organization of CGI Capital. Upon its organization, Internet Broadcasting Company, Inc. became CGI Capital's sole shareholder, receiving 100 shares of its common stock which represented all the issued common stock.


On December 16, 2000, we drew down $300,000 from the line of credit to purchase a certificate of deposit. The certificate of deposit was pledged to secure a personal line of credit of the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 8.25% and matures on December 16, 2002. The certificate of deposit was collateralized by 50,000 shares of our common stock owned by the Chairman of the Board of Directors. On March 7, 2000, the certificate of deposit account was closed, and the amount of $300,000 was transferred back to our line of credit. On April 14, 2000, we drew down again $300,000 from the line of credit to purchase a certificate of deposit to pledge as security for a personal line of credit of the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 6.77% and matures on March 7, 2003. The certificate of deposit is collateralized by 60,000 shares of our common stock owned by the Chairman of the Board of Directors.


OUR POLICY REGARDING TRANSACTIONS WITH OUR AFFILIATES


Transactions with our officers, directors and principal shareholders have been made upon terms no less favorable to us than we might receive from unaffiliated third parties. In September 1999, we adopted a policy which requires that terms be no less favorable to us than we might receive from unaffiliated third parties and the approval of a majority of our disinterested directors for any future transaction involving an officer, director or 5% of greater shareholder.


                           OUR PRINCIPAL SHAREHOLDERS


As of June 1, 2000, there were 9,894,680 shares of our common stock issued and outstanding, without giving effect to the exercise of outstanding options or warrants to acquire an additional 1,473,680 shares of our common stock. The following table sets forth information as of June 1, 2000 with respect to the beneficial ownership of shares of common stock currently issued and outstanding by:


         - each person known to us to be the owner of more than 5% of the outstanding shares of common stock,

         -        each officer and director, and

         -        all officers and directors as a group.

Unless otherwise indicated, the address for each individual listed is 1011 Campus Drive Mundelein, Illinois 60060.


Name                                                       No. of Shares              % of Ownership
----                                                       -------------              --------------
Gregory J. Halpern                                            6,724,000                     68.1%
Dana L. Dabney                                                  541,000                      5.5%
Frank K. Menon                                                  270,000                      2.7%
Erik Brown                                                       80,000                         *
Edward L. Halpern                                               400,000                      4.1%
Michael J. Theriault                                            190,000                      1.9%
Arthur C. Tanner                                                200,000                      2.0%
Steven H. Salgan, M.D.                                           45,000                         *
Stanford Jay Levin                                               65,000                         *
All officers and directors
as a group (nine persons)                                     8,515,000                     85.2%

* represents less than 1%

In the preceding table:

- Mr. Halpern's shares include 494,000 shares held in the name of HF Trust, a trust of which Mr. Halpern is the trustee, options to purchase 30,000 shares of our common stock expiring in January 2003 and options to purchase 200,000 shares of our common stock expiring in February 2003. 247,000 shares held by HF Trust are being registered for resale under this prospectus.

- Mr. Dabney's shares includes options to purchase 24,000 shares of our common stock expiring in January 2003, options to purchase 5,000 shares of our common stock expiring in February 2003, options, owned of record by Nancy Dabney, his wife, to purchase 10,000 shares, of which 4,000 expire March 2002 and 6,000 expire January 2003, and 2,000 shares owned of record by Nancy Dabney, his wife.

- Mr. Menon's shares includes options to purchase 40,000 shares of our common stock expiring in February 2002 and options to purchase 220,000 shares of our common stock expiring in February 2003.

- Mr. Brown's shares includes options to purchase 20,000 shares of our common stock expiring in March 2002 and options to purchase 50,000 shares of our common stock expiring in February 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

- Mr. Edward L. Halpern's shares include 196,000 shares owned of record by Mr. Halpern and 204,000 shares owned of record by Diane Halpern, his wife.

- Mr. Theriault's shares includes options to purchase 20,000 shares of our common stock expiring in June 2002 and options to purchase 160,000 shares of our common stock expiring in February 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

- Mr. Tanner's shares includes options to purchase 20,000 shares of our common stock expiring in May 2002 and options to purchase 170,000 shares of our common stock expiring in February 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.


- Mr. Salgan's shares include options to purchase 5,000 shares of our common stock expiring in March 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

- Mr. Levin's shares include warrants to purchase 20,000 shares of our common stock expiring in March 2002 and options to purchase 5,000 shares of our common stock expiring in March 2003, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.


                            MARKET FOR OUR SECURITIES

There has previously been no market for our common stock. We have applied for listing of our common stock on The American Stock Exchange. We do not know if our application for listing will be accepted. Even if our Common Stock is accepted for listing, we do not know if a market for our common stock will ever be established. Because we did not undertake an IPO, we do not have the support of an underwriter who could help us in gaining recognition with individual investors. We do not know of any analysts who intend to institute coverage on our common stock if it should be included for listing on a national exchange. Both of these factors are important in establishing a liquid trading market for our common stock. The absence of any meaningful market in our common stock will adversely affect your ability to sell the common stock in the future.

We have approximately 411 record shareholders of our common stock. Based upon the records of our transfer agent, we believe we have in excess of 560 beneficial owners of our common stock.

                            SELLING SECURITY HOLDERS


The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by the selling security holder as of June 1, 2000, and the number of shares being offered by each selling security holder. During the past three years no selling security holder has been our officer, director or affiliate, nor has any selling security holder had any material relationship with us during the period, other than as set forth below.


As a term of our two private placements, for one year from the date of the purchase we have agreed to notify the purchasers of the filing of a registration statement under the Securities Act, except those filed on Forms S-4 or S-8, and give the purchasers the opportunity to include the shares of common stock owned by them registration statement so as to permit the public resale of those shares. The registration statement of which this prospectus forms a part is being filed by us in satisfaction of the registration rights. The registration statement has been prepared and filed at our expense, including our legal and accounting fees, and printing expenses. We will not pay brokerage commissions, transfer taxes and the fees of counsel to the selling security holders. In connection with filing the registration statement, the selling security holders will be required to furnish information to us and to indemnify us against civil liabilities, including liabilities arising under the Securities Act with respect to the information provided to us.

The shares of common stock being offered by this prospectus are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of the shares of common stock immediately under this prospectus. Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by any selling security holder upon termination of any offering made under this prospectus; accordingly, the following table assumes the exercise of the warrants and the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.


                                                   No. of Shares        No. of Shares               %
                       No. of Shares               of Common            of Common Stock             Owner-
                       of Common Stock             Stock                Beneficially                ship
Name of Selling        Beneficially Owned          Offered              Owned                       After
Security Holder        as of June 1, 2000          By This Prospectus   After Offering              Offering
-------------------------------------------------------------------------------------------------------------------
David Abrahams                  1,000                 1,000               0                          *
Louise Abrahams                 2,000                 2,000               0                          *
Richard L. and Louise
Abrahams, Trustees             20,000                20,000               0                          *
Amity Enterprises              50,000                50,000               0                          *
Joseph Anthony                  1,000                 1,000               0                          *
Kevin J. Bauer                    600                   600               0                          *
Myron Basch                     1,000                 1,000               0                          *
Marc Bear                       2,000                 2,000               0                          *
Bruce F. Berkowitz              5,000                 5,000               0                          *
Ivo Beelen                      4,000                 4,000               0                          *
Benchmark Capital
  Ventures LLC                200,000               200,000               0                          0
Ivka Berry                      2,000                 2,000               0                          *
Joel and Trixie Bode            3,000                 3,000               0                          *
Jacqueline Burgess                200                   200               0                          *
Marshall S. Blackham            5,000                 5,000               0                          *
Charles Blumenfield             6,000                 6,000               0                          *
Lucille T. Brown                2,500                 2,500               0                          *
E. Ann Burke and
Marc Burke, JTWROS             10,000                10,000               0                          *
James Campagna                  2,500                 2,500               0                          *
Daniel I. Caplan, M.D           5,000                 5,000               0                          *
Ronald Carlson                  1,000                 1,000               0                          *
Kwanzu Chen                     1,000                 1,000               0                          *
John T. Colvin and
Gail Covin, JTWROS             10,000                10,000               0                          *
Gary Cooper                     5,000                 5,000               0                          0
Congregation of Hakoil
Koil Yakov                     40,000                40,000               0                          *
Delta Energy Corp.             25,000                25,000               0                          *
Dillion Capital LLC             5,000                 5,000               0                          *
Connie E. Donaldson             2,000                 2,000               0                          *
Steven Donia                    4,000                 4,000               0                          *
Gary S. Ducharme                2,000                 2,000               0                          *
Gary J. Elkins and
Abigail Elkins, JTWROS          5,000                 5,000               0                          *
Shaun M. Emerson               10,000                10,000               0                          *
Paul T. Evans                  20,000                20,000               0                          *
Stewart Flink                  21,600                21,600               0                          *
Isaac Friedman
and Philip Katz, JT            10,000                10,000               0                          *
Mordechai Friedman             10,000                10,000               0                          *
Ronald L. Fauconniere           5,000                 5,000               0                          *
Anthony Fiore                   2,000                 2,000               0                          *

                                       59


                                                   No. of Shares        No. of Shares               %
                       No. of Shares               of Common            of Common Stock             Owner-
                       of Common Stock             Stock                Beneficially                ship
Name of Selling        Beneficially Owned          Offered              Owned                       After
Security Holder        as of June 1, 2000          By This Prospectus   After Offering              Offering
-------------------------------------------------------------------------------------------------------------------
Jeffrey K. Forgacs              2,000                 2,000               0                          *
Javier Garcia, Jr                 200                   200               0                          *
Edward Giuntini                 2,000                 2,000               0                          *
Caroline G. Graddon             5,000                 5,000               0                          *
Daniel K. Grice                 2,500                 2,500               0                          *
George D. Guritz               10,000                10,000               0                          *
George D. Guritz, IRA          10,000                10,000               0                          *
HF Trust                      494,000               247,000         247,000                          2.5%
Kevin R. Hitzeman              15,000                15,000               0                          *
Sean W. Hitzeman               15,000                15,000               0                          *
Claudia S. Horty               18,000                18,000               0                          *
Enamul Islem                      400                   400               0                          *
Alison Jarret                   7,500                 7,500               0                          *
JRF Investments II, Ltd.        5,000                 5,000               0                          *
JRF Investments III, Ltd.       5,000                 5,000               0                          *
JRF Investments IV, Ltd.        5,000                 5,000               0                          *
Ramesh Kannan                   1,000                 1,000               0                          *
Clarence Kanthak                1,000                 1,000               0                          *
Thomas J. Kanthek               1,000                 1,000               0                          *
James A. Kasch                  5,000                 5,000               0                          *
Mark Kaufman                      628                   628               0                          *
Jay Kaufman                     7,800                 7,800               0                          *
John Kaufman SEP IRA              624                   624               0                          *
James Kemp                      4,000                 4,000               0                          *
Kollel Alta Faige              17,400                17,400               0                          *
Kollel Alta Faige, Philip
   Katz and Isaac
   Friedman, JT                 1,500                 1,500               0                          *
Daniel Korshak                    400                   400               0                          *
Lawrence Lacerte               50,000                50,000               0                          *
Eddie Lee                      13,920                13,920               0                          *
Stanford J. Levin              20,000                20,000               0                          *
Shaqqian Lu                       200                   200               0                          *
Mary Lytle                        200                   200               0                          *
Stewart L. Macklin              2,500                 2,500               0                          *
William McClure                16,000                16,000               0                          *
Alakesh Mitra                  10,000                10,000               0                          *
Thomas Molnar                   4,000                 4,000               0                          *
Ismael Morales                    800                   800               0                          *
Stephen Morris                    600                   600               0                          *
Lawrence A. Mulvaney,
    Trustee                     1,000                 1,000               0                          *
Larry Mulvaney IRA              1,500                 1,500               0                          *
Khalid M. Mursi                 5,000                 5,000               0                          *

                                       60



                                                   No. of Shares        No. of Shares               %
                       No. of Shares               of Common            of Common Stock             Owner-
                       of Common Stock             Stock                Beneficially                ship
Name of Selling        Beneficially Owned          Offered              Owned                       After
Security Holder        as of June 1, 2000          By This Prospectus   After Offering              Offering
-------------------------------------------------------------------------------------------------------------------
Ramanaprasad Nandigama            400                   400               0                          *
Nguyen Hoi                      4,000                 4,000               0                          *
George E. Orfanos               6,000                 6,000               0                          *
Harry Orfanos and
Vasso Orfanos, JTWROS             500                   500               0                          *
Nancy Page                      1,000                 1,000               0                          *
Paradigm Fund C., L.P.        443,090               443,090               0                          *
Points Partnership              2,500                 2,500               0                          *
Joanne Pontarelli                 400                   400               0                          *
Patricia Ann Richard            2,400                 2,400               0                          *
Phillip Rose                    3,000                 3,000               0                          *
Robert Rosin                   50,000                50,000               0                          *
Tom Rosenquist                  2,000                 2,000               0                          *
Steven Salgan                  40,000                40,000               0                          *
Susan Schaumberger             10,000                10,000               0                          *
Mary Alice Schmidtke IRA        2,500                 2,500               0                          *
Mary Schmidtke                  4,000                 4,000               0                          *
Jeffery and Julie Schlesinger
  JTWROS                          624                   624               0                          *
Oskar Schneider                12,000                12,000               0                          *
Vincent G. Secontine
   Revocable Living Trust       2,000                 2,000               0                          *
Ralph Sesso IRA                 2,500                 2,500               0                          *
Jitendra Shah and Neha
Shah, JTWROS                    2,200                 2,200               0                          *
Sami Sheeshia                     600                   600               0                          *
Geoffrey M. Shotton            10,000                10,000               0                          *
Hardayal Singh                    400                   400               0                          *
Mark Slezak                    10,000                10,000               0                          *
Martin Straus and
Mercedes Straus, TIE           10,000                10,000               0                          *
Erik Surono                       280                   280               0                          *
Erica Swerdlow and
Brian Swerdlow                  3,000                 3,000               0                          *
Kenneth Swiggart                2,500                 2,500               0                          *
Peter G. Szinte                24,000                24,000               0                          *
Phillip Tallman                 2,000                 2,000               0                          *
Isaac Teitelbaum               20,000                20,000               0                          *
Stanford F. Terry and
Ruth A. Terry, JTWROS           2,000                 2,000               0                          *
Michelle L. Tiburzi             5,000                 5,000               0                          *
Kyaw Myo Tin                    2,000                 2,000               0                          *
Erik Travelstea                 2,000                 2,000               0                          *
Donna Mae Turrentle               624                   624               0                          *
Mario Valente                   4,000                 4,000               0                          *

                                       61



                                                   No. of Shares        No. of Shares               %
                       No. of Shares               of Common            of Common Stock             Owner-
                       of Common Stock             Stock                Beneficially                ship
Name of Selling        Beneficially Owned          Offered              Owned                       After
Security Holder        as of June 1, 2000          By This Prospectus   After Offering              Offering
-------------------------------------------------------------------------------------------------------------------
Mario Valente and
Guiseppe Valente,
   JTWROS                       4,000                 4,000               0                          *
Vijay Vemuri                      400                   400               0                          *
Anthony R. Verrecchia           1,200                 1,200               0                          *
Ed Wodziak Jr.                  1,000                 1,000               0                          *
Mali H. Wu                      2,000                 2,000               0                          *
Eugene Young                    2,000                 2,000               0                          *
Farhad Zaghi                  120,000               120,000               0                          *

Total                       1,838,760

*        represents less than 1%

In the preceding table:


- Beneficial ownership is determined in compliance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of June 1, 2000 through the conversion or exercise of any security or other right.

- Mr. Joseph A. Rosin is the controlling person of Amity Enterprises.

- The information concerning Mr. Bear assumes the exercise of a warrant to purchase 2,000 shares of our common stock at $2.50 per share.

- The total for Mr. Blumenfield does not include options to purchase 15,000 shares of our common stock at $10.00 per share, vesting 5,000 options on the first, second and third anniversary date of the date of grant, awarded to him in September 1999 as compensation for his service as an outside director.

- The information concerting Mr. Flink assumes the exercise of an outstanding warrant to purchase 21,600 shares of our common stock at $2.50 per share.

- Congregation of Hakoil Koil Yakov is a not-for-profit entity which is controlled by Mrs. Gitta Brull.

- HF Trust is a trust of which Mr. Gregory Halpern, one of our executive officers and a member of our board of directors, is trustee. Because HF Trust is an affiliate of ours, the number of shares it may sell during any three month period will be subject to the volume limitations of Rule 144 of Securities Act

- Mr. James Kokenis is the beneficial owner of Delta Energy Corp.

- Mr. Stewart Flink is the beneficial owner of Dillion Capital LLC.

- Mr. John Fox is the controlling person of JRF Investments II, Ltd., JRF Investments III, Ltd. and JRF Investments IV, Ltd.

- The information concerning Mr. Jay Kaufman assumes the exercise of an outstanding warrant to purchase 7,800 shares of our common stock at $2.50 per share.

- Kollel Alta Faige is a not-for-profit entity which is controlled by Jay Kaufman and Isaac Friedman.

- The information concerning Mr. Lee assumes the exercise of a warrant to purchase 13,920 shares of our common stock exercisable at $2.50 per share.

- The information concerning Mr. Levin assumes the exercise of a warrant to purchase 20,000 shares of our common stock exercisable at $2.50 per share.

- Messrs. Sheldon Drobny, Ruben Rosenberg and Aaron J. Fischer are the general partners of Paradigm Fund C., L.P. The number of shares of common stock beneficially owned includes warrants exercisable at $2.50 per share to purchase 123,860 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- Messrs. Richard M. Finger and Timothy M. Finger are the general partners Points Partnership.

- The number of shares of common stock beneficially owned by Ms. Schmidtke includes warrants exercisable at $2.50 per share to purchase 2,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- Mr. and Mrs. Swerdlow are the principals of EBS Public Relations, Inc. In March 1999, we entered into a one year agreement with EBS Public Relations, Inc. to provide public relations services to us and under the agreement agreed to issue to EBS Public Relations, Inc. 500 shares of our common stock per month as compensation for its services. In addition, we agreed pay out- of-pocket expenses including overnight mails, postage, phone changes, photocopies, travel, etc. The agreement was terminated on December 1999. EBS Public Relations, Inc. has requested that the stock be issued directly to Mr. and Mrs. Swerdlow. The number of shares of common stock shown as beneficially owned reflects the payments to date.

- The number of shares of common stock beneficially owned by Mr. Szinte includes warrants exercisable at `$2.50 per share to purchase 4,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- The number of shares of common stock beneficially owned by Mr. Valente includes warrants exercisable at $2.50 per share to purchase 2,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- The number of shares of common stock beneficially owned by Mr. Zaghi includes warrants exercisable at $2.50 per share to purchase 20,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

                              PLAN OF DISTRIBUTION

We have made application for listing of our common stock on the American Stock Exchange. We do not know if the application will ever be approved. We intend to seek effectiveness of the registration statement which includes this prospectus as soon as possible once the SEC has advised us that it has no further comments on the registration statement. This may occur before a determination is made by The American Stock Exchange regarding our listing application. Without an approval for listing of our common stock on The American Stock Exchange, we will seek a listing of our common stock on another exchange or quotation system. Until such time as a listing is obtained on any one market or exchange, there will be no public market for our common stock. In that event, the selling security holders will have no means available to them to publicly sell the shares of our common stock owned by them.

If we are eventually successful in obtaining a listing of our common stock on the American Stock Exchange, the shares of our common stock offered by this prospectus may be then sold from time to time by the selling security holders, who consist of the persons named under "Selling Security Holders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling security holders may sell the shares on the exchange on which our common stock is then listed or otherwise, at market prices or at negotiated prices. They may sell the shares of common stock by one or a combination of the following:

         - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus;

         - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         - an exchange distribution in compliance with the rules of the exchange;

         -        privately negotiated transactions;

         -        short sales;

         - if a sale qualifies, in compliance with Rule 144 of the Securities Act rather than under this prospectus; and

         -        any other method permitted by applicable law.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them, and the pledgees, secured parties or persons to whom the shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling security holders under this prospectus. The number of selling security holders' shares of common stock beneficially owned by those selling security holders who transfer, pledge, donate or assign the shares will decrease when they take that action. The plan of distribution for selling security holders' shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling security holders under this prospectus.

A selling security holder may enter into hedging transactions with broker-dealers and the broker- dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling security holder, including in connection with distributions of the common stock by broker-dealers. A selling security holder may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock to the broker-dealers, who may then resell or otherwise transfer the shares. A selling security holder may also loan or pledge the shares of common stock to a broker-dealer and the broker-dealer may sell the shares which were loaned to the broker-dealer or upon a default may sell or otherwise transfer the pledged shares of common stock.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling security holders and/or purchasers of the common stock for whom broker- dealers may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular broker-dealer may be less than or in excess of customary commissions. The selling security holders and any broker-dealers who act in connection with the sale of the shares of common stock under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling security holder can presently estimate the amount of compensation. CGI Capital will not participate in any way in the distribution of the shares of common stock offered by this prospectus. We know of no existing arrangements between any selling security holder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock included in this prospectus.

We will pay substantially all of the expenses incident to the registration, offering and sale of the shares of common stock included in this prospectus to the public, which includes our legal, accounting and printing expenses. We will not pay commissions or discounts of underwriters, broker-dealers or agents, or any other costs incurred by the selling security holders.

We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares of common stock included in this prospectus they are required to comply with Regulation M adopted under the Exchange Act. With some exceptions, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker- dealers or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made to stabilize the price of a security in connection with the distribution of that security. All of the factors may affect the marketability of the shares of our common stock.

                            DESCRIPTION OF SECURITIES


Our authorized capitalization consists of 50,000,000 shares of common stock, $.00005 par value per share, of which 9,894,680 shares are issued and outstanding as of June 1, 2000. We have no other classes of securities authorized.


COMMON STOCK

Holders of our common stock are entitled to one vote for each share held of record. There are no cumulative voting rights. Each holder of our common stock is also entitled to receive ratably dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any dividends on our common stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth.

The holders of our common stock are also entitled to share ratably in any distribution of our assets after payment of all debts and liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of common stock.

OPTIONS AND WARRANTS


As of the date of this prospectus, we have outstanding options under our 1999 Stock Option Plan to acquire an aggregate of 1,497,000 shares of the common stock.


We also have outstanding warrants to purchase an aggregate of 227,180 shares of our common stock, exercisable at $2.50 per share, which are exercisable until March 2002 which were issued by us in March 1999 to consultants who rendered various services to us. The services provided to us by these consultants included general business matters, investments, real estate, business development, acquisitions, marketing and market research, international business, vehicle brokerage, transportation, and banking and financial matters. There are 11 holders of these warrants. The warrants may be exercised from time to time by the holders until their expiration date, and may be transferred at the discretion of the holders. The warrants also contain customary anti-dilution provisions in the event that we declare a stock split or stock dividend or that we otherwise recapitalize Circle Group Internet.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, an aggregate of 7,045,148 outstanding shares of our common stock, including the remaining 6,247,000 shares owned or controlled by Gregory J. Halpern which are not registered for resale under this prospectus, are restricted securities within the meaning of the federal securities laws, and in the future may be sold in compliance with Rule 144 adopted under the Securities Act, assuming a public market exists for the securities, of which there are no assurances. The 494,000 shares of our common stock owned of record by a trust controlled by Mr. Gregory Halpern which are registered for resale under this prospectus must also be resold in compliance with Rule 144, even though the shares are registered, because Mr. Halpern is our affiliate. Rule 144 provides in part that a person who is not our affiliate and who holds restricted securities for a period of one year may sell all or part of the securities in ordinary brokerage transactions, in compliance with volume limitations and the availability of current public information on Circle Group Internet.

Assuming a public market should develop for our common stock, of which there can be no assurance, our shareholders are not contractually prohibited from selling any of their shares of common stock, if and when sales opportunities arise consistent with the provisions of Rule 144. We cannot predict the effect, if any, that any sales of common stock, or the availability of common stock for sale, may have on the market value of our common stock prevailing from time to time. Sales of substantial amounts of common stock by shareholders, particularly if they are our affiliates, could have a material adverse effect upon the market value of our common stock.

TRANSFER AGENT

Our transfer agent is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

Legal matters in connection with this registration statement will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

                                     EXPERTS

Our audited financial statements as of December 31, 1999 and 1998, and for the fiscal years then ended, and pro forma consolidated financial statements at December 31, 1998, and for the fiscal year then ended are included in this prospectus and have been audited by Harold Y. Spector, independent certified public accountant, as indicated in his reports. These financial statements are included in this prospectus in reliance upon the authority of Mr. Spector as an expert in accounting and auditing.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                             March 31, 2000 and 1999




                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


CONSOLIDATED BALANCE SHEETS .....................................................................................F1

CONSOLIDATED STATEMENTS OF INCOME ...............................................................................F2

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY ......................................................F4

CONSOLIDATED STATEMENTS OF CASH FLOWS ...........................................................................F5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ......................................................................F7


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998


INDEPENDENT AUDITOR'S REPORT.....................................................................................F17

CONSOLIDATED BALANCE SHEETS......................................................................................F18-F19

CONSOLIDATED STATEMENTS OF INCOME................................................................................F20

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY........................................................F21

CONSOLIDATED STATEMENT OF CASH FLOWS.............................................................................F22-F23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.......................................................................F24-F37


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             March 31, 2000 and 1999

                                     ASSETS

                                                                         2000             1999
                                                                     ------------    ------------
Current Assets
   Cash                                                              $  7,458,352    $  2,414,894
   Restricted Cash - Certificate of
    Deposit                                                             1,090,134               0
   Accounts Receivable                                                    128,771         101,175
   Employee Loans and Advances                                             81,768               0
   Notes Receivable                                                     2,475,100               0
   Prepaid Expenses                                                         4,827          38,305
   Inventory                                                               37,575          69,317
                                                                     ------------    ------------

   Total Current Assets                                                11,276,527       2,623,691
                                                                     ------------    ------------

Property & Equipment                                                    1,297,965         164,377
Less: Accumulated Depreciation                                           (252,928)        (64,840)
                                                                     ------------    ------------

   Total Property and Equipment                                         1,045,037          99,537
                                                                     ------------    ------------

Other Assets
   Investments - Stock for Services                                     5,886,578         272,000
   Investments - Other                                                  1,416,667               0
   Certificate of Deposit                                                 300,000               0
   Deposit and Others                                                      33,904             770
   Deferred Tax Assets                                                     74,169               0
   Goodwill, net of accumulated
    amortization of $1,608                                                 30,552               0
                                                                     ------------    ------------

   Total Other Assets                                                   7,741,870         272,770
                                                                     ------------    ------------

TOTAL ASSETS                                                         $ 20,063,434    $  2,995,998
                                                                     ============    ============

                                      F-1

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             March 31, 2000 and 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                          2000             1999
                                                                       ------------    ------------
Current Liabilities
   Accounts Payable                                                    $    192,735    $    112,946
   Accrued Expenses                                                           6,119           2,587
   Deferred Revenue                                                       1,253,894               0
   Income Tax Payable                                                       907,885          43,483
   Line of Credit                                                           800,000               0
   Note Payable - Shareholder                                                35,618          67,713
                                                                       ------------    ------------

   Total Current Liabilities                                              3,196,251         226,729
                                                                       ------------    ------------

Long-Term Liabilities                                                             0           3,225
                                                                       ------------    ------------

   Total Liabilities                                                      3,196,251         229,954
                                                                       ------------    ------------

Stockholders' Equity
   Common Stock, $.00005 par value;
    50,000,000 shares authorized;
    9,894,680 shares issued and
    outstanding in 2000 and
    8,160,880 shares in 1999                                                    495             408
   Paid-in Capital                                                       17,193,009       3,655,872
   Dividend Paid .                                                                0      (1,019,046)
   Retained Earnings                                                       (617,308)        128,810
   Other Comprehensive Income                                               291,667               0
                                                                       ------------    ------------
                                                                         16,867,863       2,766,044
   Minority Interest (Deficiency)                                              (680)              0
                                                                       ------------    ------------

   Total Stockholders' Equity                                            16,867,183       2,766,044
                                                                       ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                                               $ 20,063,434    $  2,995,998
                                                                       ============    ============

                                       F-2

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                   (Unaudited)
                 For Three Months Ended March 31, 2000 and 1999


                                                                          2000              1999
                                                                       ------------    ------------
Net Sales                                                              $  1,375,165    $    494,202

Cost of Sales                                                               145,763         114,741
                                                                       ------------    ------------

Gross Profit                                                              1,229,402         379,461

Operating Expenses                                                        1,423,629         280,678
                                                                       ------------    ------------

Income (Loss) from Operations                                              (194,227)         98,783

Other Income (Expenses)
  Interest Income                                                           186,491          24,141
  Interest Expense                                                          (14,259)              0
  Realized Loss on Investments                                             (780,000)              0
  Other Income                                                                2,259               0
                                                                       ------------    ------------

Total Other Income (Expenses)                                              (605,509)         24,141
                                                                       ------------    ------------

Income (Loss) Before Taxes                                                 (799,736)        122,924

Provision for Income Taxes                                                        0          43,880
                                                                       ------------    ------------

Net Income (Loss)                                                          (799,736)         79,044

Other Comprehensive Income
  Unrealized Gain on Investment - Other                                     880,953               0
  Unrealized Loss on Investments - Stock
   For Services                                                            (625,000)              0
                                                                       ------------    ------------

Total Comprehensive Income                                             $   (543,783)   $     79,044
                                                                       ============    ============

Earnings per share - Basic                                             $     (0.081)   $      0.010
                                                                       ============    ============

Earnings per share - Diluted                                           $     (0.079)   $      0.010
                                                                       ============    ============

Weighted Average Number of Shares
  Outstanding - Basic                                                     9,887,680       7,876,024
                                                                       ============    ============

Weighted Average Number of Shares
  Outstanding - Diluted                                                  10,118,364       7,876,024
                                                                       ============    ============

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Unaudited)
                 For Three Months Ended March 31, 2000 and 1999



                                                                                        Other
                                                                                        Compre-
                                   Common Stock           Paid-in       Retained        hensive   Minority
                               Shares       Amount        Capital       Earnings        Income    Interest      Total
                            --------------------------------------------------------------------------------------------
Balance at 12/31/99         9,873,680    $       493    $16,833,451   $   182,428      $ 35,714    $(680)    $17,051,406

Issued Stock for
 Signing Bonus                 21,000              2        209,998                                              210,000

Issued Warrants for
 Consulting Services                                       149,560                                               149,560

Comprehensive Income
  Net Loss for the
   Period                                                                (799,736)                              (799,736)
  Unrealized holding
   Gain on Investment-
   Other                                                                                880,953                  880,953
  Unrealized holding
   Loss on Investments-
   Stock for Services                                                                  (625,000)                (625,000)
                            --------------------------------------------------------------------------------------------

Balance at 3/31/00          9,894,680    $       495    $17,193,009   $  (617,308)     $291,667    $(680)    $16,867,183
                            ============================================================================================

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                 For Three Months Ended March 31, 2000 and 1999


                                                                         2000           1999
                                                                     ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                  $  (799,736)   $    79,004
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and Amortization                                         55,517          5,342
    Realized Loss on Investments                                         780,000              0
    Stock for Signing Bonus                                              210,000              0
    Stock Warrants for consulting fees                                   149,560              0
    Other Income for Accumulated
     Depreciation Adjustment                                              (2,259)             0
    Sales Return of Investments                                          517,460              0
    (Increase) Decrease in:
      Accounts Receivable                                                (40,829)       (61,124)
      Employee Loan and Advance                                          (13,537)             0
      Inventory                                                          (23,157)       (22,989)
      Prepaid and Others                                                   6,170        (38,305)
      Investments - Stock for Services                                         0       (272,000)
    Increase (Decrease) in:
      Accounts Payable                                                    72,211        (13,315)
      Accrued Expenses                                                    (2,622)           248
      Deferred Revenue                                                (1,601,895)             0
      Income Taxes Payable                                               (60,000)        37,532
                                                                     -----------    -----------

Net cash (used) by operating activities                                 (753,117)      (285,567)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                                    (103,283)       (78,975)
  Increase in Notes Receivable                                          (470,100)             0
  Restricted Cash - Certificate of
   Deposit                                                               (13,361)             0
                                                                     -----------    -----------

Net cash (used) by investing activities                                 (586,744)       (78,975)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Sales of Stock                                                 0      1,663,430
  Dividend Paid                                                                0        (20,000)
  Due to (from) Shareholders                                             (21,811)        67,713
                                                                     -----------    -----------

Net cash provided (used) by financing
  Activities                                                             (21,811)     1,711,143
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                                       (1,361,672)     1,346,601

CASH BALANCE AT BEGINNING OF PERIOD                                    8,820,024      1,068,293
                                                                     -----------    -----------

CASH BALANCE AT END OF PERIOD                                        $ 7,458,352    $ 2,414,894
                                                                     ===========    ===========

                                      F-5



                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)
                 For Three Months Ended March 31, 2000 and 1999


                                                                             2000         1999
                                                                          ----------   ----------

SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest                                                  $   14,278   $        0
                                                                          ==========   ==========
  Cash paid for income taxes                                              $   60,000   $    5,691
                                                                          ==========   ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  In 2000,
   Issuance of Stocks for Signing Bonus                                                $  210,000
                                                                                       ==========

   Issuance of Warrants for Consulting Fees                                            $  149,560
                                                                                       ==========

  In 1999,
   Acquisition of business from a related party in stock                               $1,000,000
                                                                                       ==========

   Dividend incurred for the excess of cost over the net
    Assets acquired                                                                    $  999,046
                                                                                       ==========


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the opinion of the management of Circle Group Internet, Inc. and subsidiaries (the Company), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial positions as of March 31, 2000 and 1999, and the results of operations and cash flows for the three months then ended. Interim results are not necessarily indicative of results for a full year.

Principle of Consolidation and Presentation

The accompanying condensed consolidated financial statements include the accounts of Circle Group Internet, Inc. and its subsidiaries, On-Line Bedding Corporation, PPI Capital Corp., and CGI Capital, Inc. (FKA CIG Securities, Inc.), after elimination of all intercompany accounts and transactions. The acquisition of On-Line Bedding Corporation was accounted for as a combination of related party interests treated in a manner similar to that of a pooling of interests with the excess cost over the net assets acquired treated as a dividend to the related party. The acquisition of PPI Capital Corp. was accounted for as a dividend to the related party. The historical costs of both companies' assets and liabilities were combined and became the recorded amounts of the Company's assets and liabilities. The consolidated company has reported its operations for 1999 as if the combinations occurred at the beginning of the year. The acquisition of CIG Securities, Inc. was accounted for as a purchase. Under the purchase method, the accompanying condensed consolidated income statement and cash flows include only the subsidiary's earnings since the date of acquisition.

Use of Estimate

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Concentrations of Cash

The Company places its cash and cash equivalents with high quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limit. Management considers the risk to be minimal.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue from sales is recognized when the products are shipped. Monies received for services to be provided over a period of time are recognized as revenue as the services are provided.

Accounts Receivable

Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. There was no bad debt expense for both the three months ended March 31, 2000 and 1999.

Inventories

Costs incurred for materials, technology and shipping are capitalized as inventories and charged to cost of sales when revenue is recognized. Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

Fixed Assets

Fixed assets are stated at cost. Maintenance and repair costs are expensed as incurred. Depreciation is calculated on the accelerated and straight-line methods over the estimated useful lives of the assets. Total depreciation expense for three months ended March 31, 2000 and 1999 was $54,592 and $5,342, respectively.

Investments - Stock Received for Services

The Company receives a combination of cash and common stock as compensation from its client companies for its web design and business-to-business consulting services. The valuation process used by the Company is as follows:

     a) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

     b) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. The Company assumes that the lack of liquidity of the shares is factored into the private placement offering/sale price.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued at the estimated fair market value.

The Company evaluates quarterly the carrying value of each equity investment currently trading on an exchange for a possible increase or decrease in value. Any decrease in valuation for a security with a readily determinable fair value will flow through the stockholders' equity section of the balance sheet as an unrealized loss in compliance with SFAS 115 and 130. Securities for which no trading market exists will be evaluated for a possible decrease in value. Factors considered by the Company in evaluating the carrying value of investments includes lack of achievement of business plan objectives and milestones, the deterioration of financial condition and prospects for the client company, lack of performance by the management team, and other valuation factors. Any decline in the fair value of the securities judged to be other than temporary shall be accounted for as a realized loss and included in the earnings of the Company in compliance with SFAS 121.

Marketable Securities

The Company determines the appropriate classifications of marketable securities at the time of acquisition and reevaluates such designation at each balance sheet date. Marketable securities which meet the criteria for classification as available-for-sale are carried at fair value, based on quoted market prices, net of market value discount to reflect any restrictions on transferability, with unrealized gains and losses reported as a separate component of stockholders' equity.

Goodwill

The cost in excess of net assets acquired of a subsidiary is capitalized as goodwill and is being amortized on a straight-line basis over a 180-month period.

Statement of Cash Flows

The Company prepares its statement of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95. For purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company and its subsidiaries will file a consolidated federal income tax return. The subsidiaries provide for income taxes on a separate-return basis and remit to or receive from the Company amounts currently payable or receivable. Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board Statement No. 109. "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 2  - INVESTMENTS - STOCKS FOR SERVICES

Total revenue earned from the investments in stock received for services for three months ended March 31, 2000 and 1999 was $1,601,895 and $272,000, respectively. The balance of deferred revenue on these investments as of March 31, 2000 was $1,253,894. There was no deferred revenue for 1999.

In 2000, the Company returned $1,813,840 of stock to its client companies; of which, $517,460 was recognized as returns and allowances, and the balance of $1,296,380 reduced deferred revenue. The parties mutually agreed to terminate the consulting agreement.

As of March 31, 2000 and 1999, the fair value of these investments was $5,886,578 and $272,000 respectively. An unrealized loss of $625,000 on these investments was recognized for the three months ended March 31, 2000. Realized loss on permanently impaired investments during 2000 was $780,000. There was no decrease in value for 1999.



                            No. of                                   Revenue
Date of                     shares     Fair Value      Valuation    Earned in      Deferred
Issuance Entity            Received    at 3/31/00       Method         2000         Revenue
-------- ---------------   --------   -----------      ---------    -----------  -----------
4/23/99  Company I           272,000   $  816,000          b        $         0   $        0
7/7/99   Company II          200,000      600,000          b            250,000            0
9/22/99  Company III          90,000      135,000          c                  0            0
10/29/99 Company IV          352,000    1,408,000          c            352,000      352,000
11/8/99  Company V           340,000    1,360,000          b            340,000      340,000
11/15/99 Company VI          400,000      120,000          c            300,000            0
12/14/99 Company VII         210,526      631,578          c            157,895      157,894
12/31/99 Company IX          272,000      816,000          c            202,000      404,000
                                       ----------                    ----------   ----------
                  Total                $5,886,578                    $1,601,895   $1,253,894
                                       ==========                    ==========   ==========

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 3 - OTHER INVESTMENTS

Other investments consist of an unregistered Series A 8% Cumulative Convertible Preferred Stock. The securities are reported at fair value, with the unrealized gain or loss included in comprehensive income. As of March 31, 2000, these securities had a fair value of $1,416,667 and an unrealized gain of $916,667. The market value of the common stock increased by $9 to $17 from December 31, 1999. The securities carry demand and piggyback registration rights as of October 15, 1999.

NOTE 4 - MINORITY INTEREST

The deficit in minority interest shown in the accompanying consolidated balance sheets primarily represents the minority stockholder's share of losses of PPI Capital, Inc. in excess of its investments and advances since acquired. The minority deficiency is expected to be restored through allocations of future income and disposition of the subsidiary.

NOTE 5 - RESTRICTED CASH

Restricted cash represents the encumbered portion of a certificate of deposit set aside for securing a line of credit (See Note 8).

Note 6 - NOTES RECEIVABLE

As of March 31, 2000, CGI Capital, Inc. (CGI) had notes receivable of $2,405,000 plus accrued interest of $70,100 from its client companies.

The first note, in the amount of $5,000, is due upon the raise of at least $5,000 in proceeds by CGI in a best efforts private placement on behalf of the client. The note is convertible at the sole option of CGI into equity of the client company at $4 per share. The promissory note bears interest at 8% per annum.

The second note, in the amount of $2,000,000, is due upon the earlier of the client receiving $5 million in gross proceeds in a private placement conducted by CGI or April 30, 2000. The loan will bear interest at 12% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $4 per share. The note is secured by the client's unencumbered assets and a first mortgage on two real properties located in Michigan. In April 2000, CGI converted the note and unpaid interest of $2,114,667 into 528,667 shares of the client's stock.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 6 - NOTES RECEIVABLE (Continued)

The third note, in the amount of $100,000 is due upon the earlier of the client receiving $100,000 in gross proceeds in a private placement conducted by CGI or April 30, 2000. The loan will bear interest at 10% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $4 per share. CGI extended the maturity date to July 31, 2000.

The fourth note, in the amount of $100,000 is due upon the earlier of the client receiving $100,000 in gross proceeds in a private placement conducted by CGI or April 30, 2000. The loan will bear interest at 10% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $3 per share. The note is in default as of April 30, 2000. Demand for payment has been made.

The fifth note, in the amount of $200,000 is due upon the earlier of the client receiving $200,000 in gross proceeds in a private placement conducted by CGI or May 30, 2000. The loan will bear interest at 10% per annum, payable in cash or in shares of the client's common stock. The note is convertible into the client's common stock at $4 per share. CGI extended the maturity date to August 31, 2000.

NOTE 7 - NOTE PAYABLE - SHAREHOLDER

As of March 31, 2000 and 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $35,618 and $67,713, respectively. No interest is being charged on the loan, and it is due on demand.

NOTE 8 - LINE OF CREDIT

The Company has a line of credit with a bank in the amount of $1,000,000. The line carries a variable rate of interest (7.09% at March 31, 2000), matures on June 15, 2000 and requires monthly interest payments. As of March 31, 2000, the Company owes $800,000 against the line. The loan is secured by a certificate of deposit in the amount of $1,050,000 and accrued interest of $40,134.

NOTE 9 - PROVISION FOR INCOME TAXES

The components of income tax expense as of March 31, 2000 and 1999 were as follows:

                                                           2000           1999
                                                          -----         -------
                           Current                        $   0         $43,880
                           Deferred                           0               0
                                                          -----         -------
                           Total                          $   0         $43,880
                                                          =====         =======


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 9 - PROVISION FOR INCOME TAXES (Continued)

Deferred income tax asset and liabilities have been classified on the accompanying consolidated balance sheets in accordance with the nature of the item giving rise to the temporary differences. The components of deferred tax assets and liabilities are as follows:

                                                                         2000        1999
                                                                       --------    --------
Deferred Tax Assets:
  Officers' Compensation Recognition                                   $ 74,604    $      0
  Amortization of capitalized accumulated
   Deficit                                                                9,108           0
                                                                       --------    --------
Total Deferred Tax Asset                                                 83,712           0
                                                                       --------    --------

Deferred Tax Liability:
  Difference in tax depreciation                                         (9,543)     (3,225)
                                                                       --------    --------
Total Deferred Tax Liability                                             (9,543)     (3,225)
                                                                       --------    --------

Net Deferred Tax Asset (Liability)                                     $ 74,169    $ (3,225)
                                                                       ========    ========

NOTE 10 - STOCK OPTIONS AND WARRANTS

Stock Options Granted to Employees

The Company established a Stock Option Plan (the Plan) effective January 2, 1999 which provides for the issuance of qualified options to all employees and non-qualified options to consultants and other service providers. The Company has reserved 2,000,000 shares of common stock for issuance under the Plan. During the three months ended March 31, 2000, the Company has granted 1,185,000 shares of options under the Plan. As of that date, there was 1,497,000 outstanding options. The range of exercise price was from $2.50 to $11.00. The options may be exercised no later than three years from the date of issuance. The weighted average fair value of options granted by the Company as of March 31, 2000 was $2.07. None of these options have been exercised to date.

A summary of the status of stock options issued by the Company as of March 31, 2000 is presented in the following table. There were no options issued or outstanding at March 31, 1999.

                                                                             Weighted Average
                                                              Number of       Exercise Price
                                                               Shares            Per Share
                                                               ------            ---------
Outstanding at beginning of period                              312,000          $    6.13
Granted                                                       1,185,000          $   10.17
Exercised                                                             0                 --
Cancelled                                                             0                 --
                                                              ---------          ---------
Outstanding at end of period                                  1,497,000          $    9.33
                                                              =========          =========

Exercisable at end of period                                  1,497,000          $    9.33
                                                              =========          =========


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 10 - STOCK OPTIONS AND WARRANTS (Continued)

The following table sets forth additional information about stock options outstanding at March 31, 2000:

                                     Weighted
                    Number           Average         Weighted    Number
Range of            Outstanding      Remaining       Average     Exercisable
Exercise            as of            Contractual     Exercise    as of
Prices              Mar 31,2000      Life            Price       Mar 31,2000
------              -----------      ----            -----       -----------
$ 2.50                161,000        1.82 years      $ 2.50          161,000
$10.00              1,136,000        2.80 years      $10.00        1,136,000
$11.00                200,000        2.92 years      $11.00          200,000
                    ---------        ----            ------        ---------
                    1,497,000        2.71 years      $ 9.33        1,497,000
                    =========        ====            ======        =========

The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS 123 in accounting for employee stock options. Accordingly, the Company has elected to account for its stock-based compensation plan under APB Opinion No. 25 an accounting standard under which no related compensation was recognized in 2000, the year of the grant; however the Company has computed for pro forma disclosure purposes, the value of all options granted during the three months period ended March 31, 2000 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows.

                                                         Three Months
                                                             Ended
                                                         March 31, 2000
                                                         --------------
Weighted average fair value per option granted               $2.07
Risk-free interest rate                                       6.00%
Expected dividend yield                                       0.00%
Expected Lives                                                2.71
Expected volatility                                           0.00

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 10 - STOCK OPTIONS AND WARRANTS (Continued)

Net Loss as reported                                          $  (799,736)
                                                              ============
Net Loss (pro forma)                                          $(1,057,968)
                                                              ============
Basic Earnings per share as reported                          $(0.081)
                                                              ========
Basic Earnings per share (pro forma)                          $(0.107)
                                                              ========
Diluted Earnings per share as reported                        $(0.079)
                                                              ========
Diluted Earnings per share (pro forma)                        $(0.105)
                                                              ========

There is no readily available trading market for the common stock of the Company. The options to purchase the common stock have been valued at the price at which the options were granted.

Stock Warrants Granted in Exchange for Services

During 1999, the Company granted warrants to purchase 227,180 shares of common stock at the price of $2.50 per share in exchange for financial and operational consulting services. These services were valued at $1,794,722, and recorded $598,741 each year in three years span as general and administrative expenses in the accompanying statements of operations. These warrants will expire by March 2002.

NOTE 11 - EARNINGS PER SHARE

Earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Earnings per share is computed using the treasury stock method. Had the stock options and warrants (See Note 10) been exercised as of March 31, 2000, earnings per share as of that date would have been ($0.079), diluted.

NOTE 12 - LEASE COMMITMENTS

The Company leases its office facilities for $6,030 per month. Rental increases occur every three months for the first year. Thereafter the monthly rental is $11,555. Taxes, insurance and maintenance shall be billed when due.

As of March 31, 2000, the minimum commitments under these leases are as follows:

                                    December 31,            Amount
                                    ------------           -------
                                    2000                   $ 94,415
                                    2001                    143,410
                                    2002                    142,560
                                    2003                    142,560
                                    2004                     92,440
                                                           --------
                                    Total                  $615,385
                                                           ========


                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 12 - LEASE COMMITMENTS (Continued)

Rent expense for three months ended March 31, 2000 and 1999 was $23,130 and $5,149, respectively.

NOTE 13 - RELATED PARTY TRANSACTIONS

The Company drew down $300,000 from the line of credit to purchase a certificate of deposit. The certificate of deposit was pledged to secure a personal line of credit for the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 6.77% and matures on March 7, 2003. The certificate of deposit is collateralized by 60,000 shares of the common stock of Circle Group Internet, Inc. owned by the Chairman of the Board of Directors.

NOTE 14 - SUBSEQUENT EVENT

On May 16, 2000, CGI purchased 333,333 shares of common stock of a client company in a private placement at $3.00 per share.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors and Stockholders of Circle Group Internet, Inc and Subsidiaries.

I have audited the accompanying consolidated balance sheets of Circle Group Internet, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income and cash flows for the years then ended, and the balance sheet of Circle Group Internet, Inc. as of December 31, 1998 and the related statement of income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted these audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Circle Group Internet, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Harold Y Spector, CPA
Pasadena, CA
March 7, 2000

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 and 1998

                                     ASSETS
                                                                               1999                  1998                  1998
                                                                           ------------          ------------          ------------
                                                                                                  (Pro forma)             (Circle)
Current Assets
    Cash                                                                   $  8,820,024          $  1,019,511          $  1,031,532
    Restricted Cash - Certificate of Deposit                                  1,076,773                     0                     0
    Accounts Receivable                                                          87,942                40,051                     0
    Employee Loan and Advances                                                   68,231                     0                     0
    Notes Receivable                                                          2,005,000                     0                     0
    Prepaid Expenses                                                             10,997                 6,109                     0
    Inventory                                                                    14,418                46,328                     0
                                                                           ------------          ------------          ------------

    Total Current Assets                                                     12,083,385             1,111,999             1,031,532
                                                                           ------------          ------------          ------------

Property and Equipment                                                        1,194,682                85,401                61,192
Less Accumulated Depreciation                                                  (200,595)              (59,497)              (35,288)
                                                                           ------------          ------------          ------------

    Total Fixed Assets                                                          994,087                25,904                25,904
                                                                           ------------          ------------          ------------

Other Assets
    Investments - Stock for Services                                          9,405,418                     0                     0
    Investments - Others                                                        535,714                     0                     0
    Certificate of Deposit                                                      300,000                     0                     0
    Deposits and Others                                                          34,293                 6,405                     0
    Deferred Tax Asset                                                           74,169                12,037                10,181
    Goodwill, net of accumulated amortization
       of $1,072 in 1999 and $0 in 1998                                          31,088                21,690                     0
                                                                           ------------          ------------          ------------

    Total Other Assets                                                       10,380,682                40,132                10,181
                                                                           ------------          ------------          ------------

TOTAL ASSETS                                                               $ 23,458,154          $  1,178,035          $  1,067,617
                                                                           ============          ============          ============

                   See auditor's report and accompanying notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 and 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                               1999                  1998                  1998
                                                                           ------------          ------------          ------------
                                                                                                  (Pro forma)            (Circle)
Current Liabilities
    Accounts Payable & Accrued Expenses                                    $    129,265          $    157,252          $     31,500
    Deferred Revenue                                                          4,452,169                     0                     0
    Income Taxes Payable                                                        967,885                 5,951                 4,095
    Line of Credit                                                              800,000                     0                     0
    Note Payable - Shareholder                                                   57,429                     0                     0
                                                                           ------------          ------------          ------------

    Total Current Liabilities                                                 6,406,748               163,203                35,595
                                                                           ------------          ------------          ------------

Long-Term Liabilities                                                                 0                     0                     0
                                                                           ------------          ------------          ------------

Total Liabilities                                                             6,406,748               163,203                35,595
                                                                           ------------          ------------          ------------

Stockholders' Equity
    Controlling Interest
      Common Stock, $.00005 par value;
        50,000,000 shares authorized; 9,870,680
        shares issued and outstanding at
        December 31, 1999, 7,351,340 shares at
        December 31, 1998                                                           493                   367                   367
       Paid-in Capital - Stock                                               16,235,210             2,187,906             1,187,906
       Paid-in Capital - Warrants                                               598,241                     0                     0
       Dividend Paid                                                         (1,020,166)           (1,019,046)                    0
       Retained Earnings                                                      1,202,594              (154,115)             (156,251)
       Other Comprehensive Income                                                35,714                     0                     0
                                                                           ------------          ------------          ------------
                                                                             17,052,086             1,015,112             1,032,022
    Minority Interest in subsidiary                                                (680)                 (280)                    0
                                                                           ------------          ------------          ------------

    Total Stockholders' Equity                                               17,051,406             1,014,832             1,032,022
                                                                           ------------          ------------          ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                                                  $ 23,458,154          $  1,178,035          $  1,067,617
                                                                           ============          ============          ============

                   See auditor's report and accompanying notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998

                                                                                 1999                 1998                  1998
                                                                             -----------          -----------           -----------
                                                                                                   (Pro forma)            (Circle)

Sales                                                                        $ 6,496,507          $ 1,212,046           $   338,333

Cost of Goods Sold                                                               827,843              649,596                     0
                                                                             -----------          -----------           -----------

Gross Profit                                                                   5,668,664              562,450               338,333

Operating Expenses                                                             3,751,572              814,110               435,287
                                                                             -----------          -----------           -----------

Income(Loss) from Operations                                                   1,917,092             (251,660)              (96,954)

Other Income (Expenses)                                                          348,612               (2,049)                1,443
                                                                             -----------          -----------           -----------

Income(Loss) before Minority Interest and Taxes                                2,265,704             (253,709)              (95,511)

Minority Interest in net loss of subsidiary                                          400                  280                     0
                                                                             -----------          -----------           -----------

Income(Loss) before Taxes                                                      2,266,104             (253,429)              (95,511)

Provision for Income Taxes                                                       907,119                    0                     0
                                                                             -----------          -----------           -----------

Net Income (Loss)                                                            $ 1,358,985          $  (253,429)          $   (95,511)
                                                                             ===========          ===========           ===========

Earnings per share - Basic                                                   $     0.149          $    (0.036)          $    (0.014)
                                                                             ===========          ===========           ===========

Earnings per share - Fully Diluted                                           $     0.144          $    (0.036)          $    (0.014)
                                                                             ===========          ===========           ===========

Weighted average shares outstanding - Basic                                    9,122,055            7,032,328             7,032,328
                                                                             ===========          ===========           ===========

Weighted average shares outstanding - Fully
   Diluted                                                                     9,413,184            7,032,328             7,032,328
                                                                             ===========          ===========           ===========

                   See auditor's report and accompanying notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR YEAR ENDED DECEMBER 31, 1999

                                                                                               Other
                                                                                               Compre-
                                          Common Stock             Paid-in        Retained     hensive       Minority
                                      Shares         Amount        Capital        Earnings     Income        Interest       Total
                                      ----------------------------------------------------------------------------------------------
Balance at 12/31/98                   3,675,670       $367       $ 1,187,906   $  (156,251)     $  0          $  0       $1,032,022

Stock Split 2-for-1                   3,675,670                                                                                   0
                                      ----------------------------------------------------------------------------------------------
Retroactive Balance as of 12/31/98    7,351,340       $367       $ 1,187,906   $  (156,251)     $  0          $  0       $1,032,022

Issuance of Stocks for Cash           2,032,340        102        13,462,328                                             13,462,430

Acquisition of On-Line Bedding          400,000         20           999,980                                              1,000,000

Dividend related to acquire Subsidiaries                                        (1,020,166)                              (1,020,166)

Minority Interest in net deficit of
  Subsidiary at acquisition                                                                                   (280)            (280)

Issuance of stocks for Signing Bonus     84,000          4           554,996                                                555,000

Issuance of stocks for Professional
   Services                               3,000                       30,000                                                 30,000

Issuance of warrants for consulting fees                             598,241                                                598,241

Minority Interest in net loss of subsidiary                                                                   (400)            (400)

Comprehensive Income
  Net Income                                                                     1,358,985                                1,358,985
  Unrealized holding gain on securities
    available for sales                                                                          35,714                      35,714
                                      ----------------------------------------------------------------------------------------------

Balance at 12/31/99                   9,870,680       $493       $16,833,451    $  182,568      $35,714      $(680)     $17,051,546
                                      ==============================================================================================

                   See auditor's report and accompanying notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998

                                                                                  1999                 1998                 1998
                                                                              -----------          -----------          -----------
                                                                                                    (Pro forma)           (Circle)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (Loss)                                                         $ 1,358,985          $  (253,429)         $   (95,511)
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
      Depreciation and Amortization                                               142,949               16,909               11,744
      Loss on Disposal of Assets                                                        0                6,464                    0
      Draw for Disposal of Assets                                                       0               67,312                    0
      Stock for Signing Bonus                                                     555,000                    0                    0
      Paid-in Capital for Officers' Compensation                                        0              104,980              104,980
      Stock Warrants for consulting services                                      598,241                    0                    0
      Minority Interest in net loss of subsidiary                                    (400)                (280)                   0
      Stock for Professional Service                                               30,000                    0                    0
      (Increase) Decrease in:
      Accounts Receivable                                                         (47,891)              30,724                    0
      Employee Loans and Advances                                                 (68,231)                   0                    0
      Prepaid Expenses                                                            (10,997)                  40                    0
      Inventories                                                                  31,910               (4,891)                   0
      Deposits and Others                                                         (29,445)                  40                    0
      Investments-Stocks for Services                                          (9,405,418)                   0                    0
      Deferred Tax Assets                                                         (63,988)              (6,150)              (4,294)
      Increase (Decrease) in:
      Accounts Payable                                                             (5,737)              46,267                5,000
      Accrued Expenses and Other                                                  (17,598)              24,063              (24,000)
      Deferred Revenue                                                          4,452,169                    0                    0
      Income Taxes Payable                                                        961,934               (2,033)              (2,357)
                                                                              -----------          -----------          -----------

Net cash provided (used) by operating activities                               (1,518,517)              30,016               43,562
                                                                              -----------          -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of Property and Equipment                                       (1,109,281)             (16,978)             (13,970)
      Purchase of Investment Securities                                          (500,000)                   0                    0
      Purchase of Subsidiaries                                                    (46,400)             (35,000)                   0
      Notes Receivable                                                         (2,005,000)                   0                    0
      Purchase of Certificate of Deposit                                         (300,000)                   0                    0
      Restricted Cash - Certificate of Deposit                                 (1,076,773)                   0                    0
                                                                              -----------          -----------          -----------

Net cash (used) by investing activities                                        (5,037,454)             (51,978)             (13,970)
                                                                              -----------          -----------          -----------

                   See auditor's report and accompanying notes

                           CIRCLE GROUP INTERNET, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                   FOR YEARS ENDED DECEMBER 31, 1999 and 1998

                                                                             1999                   1998                   1998
                                                                         ------------           ------------           ------------
                                                                                                 (Pro forma)             (Circle)
CASH FLOWS FROM FINANCING ACTIVITIES
      Payment to Officer's Loans                                               57,429                (16,578)               (16,403)
      Dividend Paid                                                           (20,000)               (20,000)                     0
      Proceeds from Line of Credit                                            800,000                      0                      0
      Cash Contributions                                                            0                  5,900                      0
      Proceeds from Sales of Common Stock                                  13,462,430                981,350                981,350
                                                                         ------------           ------------           ------------

Net cash provided by financing activities                                  14,299,859                950,672                964,947
                                                                         ------------           ------------           ------------

NET INCREASE IN CASH                                                        7,743,748                928,710                994,539

CASH BALANCE AT BEGINNING OF YEAR                                           1,076,276                 90,801                 36,993
                                                                         ------------           ------------           ------------

CASH BALANCE AT END OF YEAR                                              $  8,820,024           $  1,019,511           $  1,031,532
                                                                         ============           ============           ============

SUPPLEMENTARY CASH FLOW INFORMATION
    Cash paid for interest                                               $      9,552           $          0           $          0
                                                                         ============           ============           ============
    Cash paid for income taxes                                           $      9,173           $      7,907           $      6,375
                                                                         ============           ============           ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
     In 1998:
      Paid In Capital for Officers' Compensation                                         $  104,980
                                                                                         ==========
      A shareholder's draw of $67,312 is accrued in 1998 for the disposal
          Of an automobile:
           Net book value of automobile                                                  $   73,776
           Loss on Disposal of Assets                                                        (6,464)
                                                                                         ----------
                                                                                         $   67,312

    In 1999:
      Issuance of stocks for signing bonus                                               $  555,000
                                                                                         ==========
      Issuance of stock for acquisition of a business from a related party               $1,000,000
                                                                                         ==========
      Dividend incurred for the excess of cost over the net assets acquired              $1,000,166
                                                                                         ==========

                   See auditor's report and accompanying notes

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Circle Group Internet, Inc. and subsidiaries (the "Company") is an Internet company with e-finance, business-to-business and e-tailer divisions. The Company was organized under the laws of the state of Illinois on May 5, 1994.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company uses the accrual basis of accounting for financial reporting, in accordance with generally accepted accounting principles.

Principle of Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of Circle Group Internet, Inc. and its subsidiaries, On-Line Bedding Corporation, PPI Capital Corp., and CIG Securities, Inc., after elimination of all inter-company accounts and transactions. The acquisition of On-Line Bedding Corporation was accounted for as a combination of related party interests treated in a manner similar to that of a pooling of interests with the excess cost over the net assets acquired treated as a dividend to the related party. The acquisition of PPI Capital Corp. was accounted for as a dividend to the related party. The historical costs of both companies' assets and liabilities were combined and became the recorded amounts of the Company's assets and liabilities. The consolidated company has reported its operations for 1999 as if the combinations occurred at the beginning of the year. The acquisition of CIG Securities, Inc. was accounted for as a purchase. Under the purchase method, the accompanying consolidated income statement and cash flows include only the subsidiaries' earnings since the date of acquisition.

The accompanying pro forma consolidated financial statements as of December 31, 1998 are presented for comparison. The consolidated balance sheet as of December 31, 1998 is based on the historical balance sheets of the Company and subsidiaries as of that date and assumes the acquisitions took place on that date. The consolidated statements of income and cash flows for year ended December 31, 1998 are based on the historical statements of income of the Company and subsidiaries for that period, except for CIG Securities, Inc. of which the period included is from July 1, 1998 to December 31, 1998. The consolidated statements of income and cash flows assume the acquisitions took place on January 1, 1998 and On-Line Bedding Corporation is a "C" corporation.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimate

In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations of Cash

The Company places its cash and cash equivalents with high quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limit. Management considers the risk to be minimal.

Revenue Recognition

Revenue from sales is recognized when the products are shipped. Monies received for services to be provided over a period of time are recognized as revenue as the services are provided.

Accounts Receivable

The Company has not established an allowance for doubtful accounts and does not use the reserve method for recognizing bad debts. Bad debts are treated as direct write-offs in the period management determines that collection is not probable. There was no bad debt expense recorded in 1999 or 1998.

Inventories

Costs incurred for materials and shipping are capitalized as inventories and charged to cost of sales when revenue is recognized. Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

Fixed Assets

Fixed assets are stated at cost. Maintenance and repair costs are expensed as incurred. Depreciation is calculated on the accelerated method over the estimated useful lives of the assets. Total depreciation expense for years ended December 31, 1999 and 1998 was $141,098 and $16,130, respectively.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments - Stock Received for Services

The Company receives a combination of cash and common stock as compensation from its client companies for its web design and business-to-business consulting services. The valuation process used by the Company is as follows:

     a) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

     b) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. The Company assumes that the lack of liquidity of the shares is factored into the private placement offering/sale price.

     c) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued at the estimated fair market value.

The Company evaluates quarterly the carrying value of each investment currently trading on an exchange for a possible increase or decrease in value. Securities for which no trading market exists will be evaluated for a possible decrease in value. Factors considered by the Company in evaluating the carrying value of investments includes lack of achievement of business plan objectives and milestones, the deterioration of financial condition and prospects for the client company, lack of performance by the management team, and other valuation factors. Any increase/decrease in valuation will flow through the stockholders' equity section of the balance sheet as an unrealized gain or loss in compliance with SFAS 115 and 130.

Marketable Securities

The Company determines the appropriate classifications of marketable securities at the time of acquisition and reevaluates such designation at each balance sheet date. Marketable securities which meet the criteria for classification as available-for-sale are carried at fair value, based on quoted market prices, net of market value discount to reflect any restrictions on transferability, with unrealized gains and losses reported as a separate component of stockholders' equity.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

The cost in excess of net assets acquired of a subsidiary is capitalized as goodwill and is being amortized on a straight-line basis over a 180-month period.

Statement of Cash Flows

The Company prepares its statement of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95. For purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company and its subsidiaries will file a consolidated federal income tax return. The subsidiaries provide for income taxes on a separate-return basis and remit to or receive from the Company amounts currently payable or receivable. Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board Statement No. 109. "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 3 - ACQUISITIONS OF BUSINESS

On January 29, 1999, the Company acquired 100% of the issued and outstanding stock of On-Line Bedding Corporation (FKA Hos-Pillow Corporation, an Illinois corporation) from a related party, in exchange for 400,000 shares of the Company's common stock. The acquisition of On-Line Bedding Corporation has been accounted for as a combination of related parties treated in a manner similar to that of a pooling of interests, not a purchase combination. The results of operations of On-Line Bedding are included in the historical financial statements from the beginning of the year.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACQUISITIONS OF BUSINESS (Continued)

Aggregate purchase price, 400,000 shares of common stock
 @ $2.50 per share                                                $1,000,000
                                                                  ----------

Less: Net assets acquired
         Working Capital                                                 184
         Property and equipment                                            0
         Other                                                           770
                                                                  ----------
         Total                                                           954
                                                                  ----------

Excess of purchase price over net assets acquired                 $  999,046
                                                                  ==========

The excess cost over the book value, of $999,046, was treated as a dividend to the related party.

On February 1, 1999, the Company acquired 80% or 3,200,000 of the issued and outstanding common shares of PPI Capital Corp. (a shell corporation), from a related party, the Chairman of the Board of Directors, for $20,000. This transaction was accounted for as a dividend, with the assets acquired and liabilities assumed recorded at book value.

On July 1, 1999, the Company acquired from a non-affiliated third party, 100% of the issued and outstanding common stock of CIG Securities, Inc. (a broker-dealer domiciled in Florida) for $35,000. On November 12, 1999, the National Association of Securities Dealers, Inc. (NASD) granted the application of CIG Securities, Inc. with regard to its change of ownership, control, and operations. This transaction has been accounted for under the purchase method of accounting and the results of operations of CIG Securities are included in the historical financial statements from the date of acquisition.

The purchase price was allocated to the net assets acquired based on their fair market values. As a result of this allocation, $32,160 of the purchase price was allocated to excess of purchase price over net assets acquired and will be capitalized as goodwill.

Cash Price                                                           $35,000
                                                                     -------
Less: Net assets acquired
         Working Capital (Deficit)                                    (2,017)
         Other                                                         4,857
                                                                     -------
         Total                                                         2,840
                                                                     -------
Excess of purchase price over net assets acquired                    $32,160
                                                                     =======

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVESTMENTS - STOCKS FOR SERVICES

As of December 31, 1999, Investments in stock received for services totalled $9,405,418, of which $4,452,169 was deferred as of that date. Management evaluated each investment as of December 31, 1999 and they believed that there was no decrease in value of each investment. Accordingly, no unrealized gain or loss on these investments was recognized for the year.

                               No. of
Date of                        shares       Fair Value       Valuation        Revenue           Deferred
Issuance      Entity           Received     at 12/31/99      Method           Earned            Revenue
--------      ----------       --------     -----------      -----------      ------------      -----------
4/23/99      Company I         272,000      $   816,000            b          $    816,000      $         0
7/7/99       Company II        200,000        1,000,000            b               750,000          250,000
9/22/99      Company III       180,000          720,000            c               540,000          180,000
10/29/99     Company IV        352,000        1,408,000            c               704,000          704,000
11/8/99      Company V         340,000        1,360,000            b               680,000          680,000
11/15/99     Company VI        400,000        1,200,000            c               600,000          600,000
12/14/99     Company VII       210,526          631,578            c               315,789          315,789
12/31/99     Company VIII      357,460        1,429,840            b               337,460        1,092,380
12/31/99     Company IX        280,000          840,000            c               210,000          630,000
                               -------      -----------                       ------------     ------------
             Total                          $ 9,405,418                       $  4,953,249     $  4,452,169
                                            ===========                       ============     ============

NOTE 5 - OTHER INVESTMENTS

In September 1999, the Company invested in an unregistered Series A 8% Cumulative Convertible Preferred Stock (Convertible Preferred Stock) at a price of $10.00 per share. Dividends on the Convertible Preferred Stock accrue cumulatively at the rate of 8% of the stated value of $10.00 per share per annum through the Redemption Date unless converted and are payable quarterly in additional shares of Convertible Preferred Stock. After four months from the date of issuance and prior to redemption each share of Convertible Preferred Stock is convertible into that number of shares of Common Stock of the investee determined by dividing the purchase price per share ($10.00) by 80% of the market price per share of common stock as of the first closing date, subject to a minimum conversion price of $4.00 per share and a maximum conversion price of $6.00 per share. Commencing twelve months from the date of issuance, the Convertible Preferred Stock shall be redeemable by the investee, in whole but not in part, at $12.00 per share plus all accumulated and unpaid dividends on 30 day's prior written notice, provided that the closing bid price of the common stock for the 20 consecutive trading days prior to the date of redemption notice has equalled or exceeded $13.00 per share. In the event of a liquidation, the holders of the Convertible Preferred Stock shall be entitled to a liquidation preference per share equal to the redemption price on the date of such liquidation. There is no public market for the Convertible Preferred Stock. The Common Stock is traded on the OTC Bulletin Board.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - OTHER INVESTMENTS (Continued)

The securities are reported at fair value, with the unrealized gain and loss included in comprehensive income. As of December 31, 1999, these securities had a fair value of $535,714 and an unrealized gain of $35,714. The securities carry demand and piggyback registration rights as of October 15, 1999. At December 31, 1998, the Company did not have an investment in securities.

NOTE 6 - RESTRICTED CASH

Restricted cash represents the encumbered portion of a certificate of deposit set aside to secure a line of credit (See Note 9).

NOTE 7 - NOTES RECEIVABLE

As of December 31, 1999, CIG Securities, Inc. (CIG) had two notes receivable from its client companies. The first note, in the amount of $5,000, is due upon the client company receiving at least $5,000 in proceeds through CIG in a best efforts private placement on behalf of the client. The note is convertible at the sole option of the Company into equity of the client company at $4 per share. The note bears interest at 8% per annum. There is no public market for the borrowers securities.

The second note, in the amount of $2,000,000, and any accrued but unpaid interest are due upon the earlier of the client receiving $5 million in gross proceeds in a private placement conducted by CIG or April 30, 2000. The loan will bear interest at 12% per annum, payable in cash or in shares of the client's common stock. The note is convertible at the sole option of the Company into equity of the client at $4 per share. The note is secured by the client's unencumbered assets and a first mortgage on two real properties located in Michigan. In addition, CIG recognized $160,000 (8% of the note) as a loan origination fee. There is no public market for the borrowers securities.

NOTE 8 - NOTE PAYABLE - SHAREHOLDER

As of December 31, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $57,429. No interest is being charged on the loan, and it is due on demand.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - LINE OF CREDIT

The Company has a line of credit with a bank in the amount of $1,000,000. The line carries a variable rate of interest (7.09% at December 31, 1999), matures on June 15, 2000 and requires monthly interest payments. As of December 31, 1999, the Company owes $800,000 against the line. The loan is secured by a certificate of deposit in excess of the line of credit.

NOTE 10 - PROVISION FOR INCOME TAXES

The components of income tax expense (benefit) as of December 31, 1999 and 1998 were as follows:

                                  1999            1998             1998
                                  ----            ----             ----
                                               (Pro forma)        (Circle)
                Current        $ 971,107       $    6,150       $    4,294
                Deferred         (63,988)          (6,150)          (4,294)
                               ---------       ----------       ----------
                Total          $ 907,119       $        0       $        0
                               =========       ==========       ==========

Deferred income tax asset and liabilities have been classified on the accompanying consolidated balance sheets in accordance with the nature of the item giving rise to the temporary differences. The components of deferred tax assets and liabilities are as follows:

                                                1999         1998        1998
                                                ----         ----        ----
                                                         (Pro forma)   (Circle)
Deferred Tax Assets:
 Officers' Compensation Recognition            $ 74,604    $ 13,406    $ 13,406
 Amortization of capitalized accumulated
   Deficit                                        9,108           0           0
 Income Tax Benefit on Consolidated
   Income Tax Return                                  0       1,856           0
                                               --------    --------    --------

     Total Deferred Tax Asset                    83,712      15,262      13,406
                                               --------    --------    --------

Deferred Tax Liability:
 Difference in tax depreciation                  (9,543)     (3,225)     (3,225)
                                               --------    --------    --------

     Total Deferred Tax Liability                (9,543)     (3,225)     10,181
                                               --------    --------    --------

     Net Deferred Tax Asset                    $ 74,169    $ 12,037    $ 10,181
                                               ========    ========    ========

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - REGULATION A OFFERING

In January 1999, the Company completed a self-underwritten offering of 1,000,000 shares of its common stock at $2.50 per share, pursuant to Regulation A of the Securities Act of 1933 as amended, resulting in gross proceeds of $2,500,000.

NOTE 12 - REGULATION D OFFERING - FIRST

In March 1999, the Company completed a private placement offering of 151,480 shares of its common stock at $2.50 per share or an aggregate of $378,700 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.

NOTE 13 - REGULATION D OFFERING - SECOND

In July 1999, the Company completed a private placement offering of 1,232,200 shares of its common stock at $10 per share or an aggregate of $12,322,000 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.

Total expenses related to the offerings were $132,488.

NOTE 14 - STOCK SPLITS

On July 22, 1999, the Board of Directors declared a split of the outstanding and issued stock from each one(1) share into two(2) shares, thereby increasing the number of issued and outstanding shares to 9,870,680, and decreasing the par value of each share to $0.00005. According to GAAP, stock splits refer to stock dividends that generally are in excess of 20 to 25% of currently outstanding shares. In a stock split, no part of retained earnings should be transferred to capital stock or additional paid-in capital, other than as required by state law. Instead, the number of shares of stock outstanding is increased and the par value per share is decreased accordingly (ARB 43, Ch. 7B, paras. 11 and 13-16). All references in the accompanying financial statements to the number of common shares and per share amounts for 1999 and 1998 have been restated to reflect the stock splits.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCK OPTIONS AND WARRANTS

Stock Options Granted to Employees

The Company established the 1999 Stock Option Plan (the Plan) effective January 2, 1999 which provides for the issuance of qualified options to all employees and non-qualified options to consultants and other service providers. The Company has reserved 1,000,000 shares of common stock for issuance under the Plan. The Company granted 312,000 options under the Plan as of December 31, 1999. The range of exercise prices were from $2.50 to $10.00. The options may be exercised no later than three years from the date of issuance. The weighted average fair value of options granted by the Company as of December 31, 1999 was $4.85. None of these options have been exercised to date.

A summary of the status of stock options issued by the Company as of December 31, 1999 is presented in the following table. There were no options issued or outstanding at December 31, 1998.

                                                              Weighted Average
                                                Number of     Exercise Price Per
                                                Shares        Share
                                                ------        -----

Outstanding at beginning of period                 --          --
Granted                                         312,000       $6.13
Exercised                                          --          --
Cancelled                                          --          --
                                                -------       -----
Outstanding at end of period                    312,000       $6.13
                                                =======       =====

Exercisable at end of period                    312,000       $6.13
                                                =======       =====

The following table sets forth additional information about stock options outstanding at December 31, 1999:

Range of       Number              Weighted         Weighted        Number
Exercise       Outstanding         Average          Average         Exercisable
Prices         as of               Remaining        Exercise        as of
------         Dec. 31, 1999       Contractual      Price           Dec 31, 1999
               -------------       Life             -----           ------------
                                   ----
$ 2.50         161,000             2.07 years       $ 2.50          161,000
$10.00         151,000             2.46 years       $10.00          151,000
               -------             ----             ------          -------
               312,000             2.26 years       $6.13           312,000
               =======             ====             =====           =======

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS 123 in accounting for employee stock options. Accordingly, the Company has elected to account for its stock-based compensation plan under APB Opinion No. 25 an accounting standard under which no related compensation was recognized in 1998, the year of the grant; however the Company has computed for pro forma disclosure purposes, the value of all options granted during the year ended December 31, 1999 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows.

                                                              Fiscal year ended
                                                              December 31, 1999
                                                              -----------------

Weighted average fair value per option granted                $4.85
Risk-free interest rate                                       6.00%
Expected dividend yield                                       0.00%
Expected Lives                                                3.00
Expected volatility                                           0.00

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

Net Income as reported                                        $1,358,985
                                                              ==========
Net Income (pro forma)                                        $854,445
                                                              ========
Basic Earnings per share as reported                          $0.149
                                                              ======
Basic Earnings per share (pro forma)                          $0.094
                                                              ======
Fully Diluted Earnings per share as reported                  $0.144
                                                              ======
Fully Diluted Earnings per share (pro forma)                  $0.091
                                                              ======

There is no readily available trading market for the common stock of the Company. The options to purchase the common stock have been valued at the price at which the options were granted.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

Stock Warrants Granted in Exchange for Services

During 1999, the Company granted warrants to purchase 227,180 shares of common stock at the price of $2.50 per share in exchange for financial and operational consulting services. These services were valued at $1,794,722, and recorded as a general and administrative expense of $598,241 over a three year period in the accompanying statements of operations. These warrants will expire by March 2002.

NOTE 16 - EARNINGS PER SHARE

Earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Earnings per share is computed using the treasury stock method. Had the stock options and warrants (See Note 15) been exercised as of December 31, 1999, earnings per share as of that date would have been $0.144, fully diluted.

NOTE 17 - LEASE COMMITMENTS

The Company leases its office facilities for $6,030 per month. Rental increases occur every three months for the first year. Thereafter the monthly rental is $11,555. Taxes, insurance and maintenance shall be billed when due.

As of December 31, 1999, the minimum commitments under these leases are as follows:

                      December 31,                 Amount
                      ------------                 --------
                      2000                         $117,545
                      2001                          143,410
                      2002                          142,560
                      2003                          142,560
                      2004                           92,440
                                                   --------
                      Total                        $638,515
                                                   ========

Rent expense for years ended December 31, 1999 and 1998 was $36,778 and $38,635, respectively.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 - RELATED PARTY TRANSACTIONS

The Company acquired businesses from related parties(See Note 3). The Chairman was a co-founder of On-Line Bedding Corporation, which was acquired by the Company from the parents of the Chairman. This transaction was accounted for as a combination of related parties treated in a manner similar to that of a pooling of interests. The excess cost over the net assets acquired is treated as a dividend to the related party.

The Company acquired PPI Capital Corp. (a shell corporation) from the Chairman of the Board of Directors. This transaction was accounted for as a dividend.

During 1999, the Company loaned the Chairman of the Board the sum of $935,000. The loan is evidenced by a secured promissory note and a first mortgage on a residence. The loan was paid in full in December, 1999. Interest received on the loan was $18,700.

The Company drew down $300,000 from the line of credit to purchase a certificate of deposit. The certificate of deposit was pledged to secure a personal line of credit of the Chairman of the Board of Directors. The certificate of deposit pays interest yearly at 8.25% and matures on December 16, 2002. The certificate of deposit is collateralized by 50,000 shares of the common stock of Circle Group Internet, Inc. owned by the Chairman of the Board of Directors.

As of December 31, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $57,429. No interest is being charged on the loan, and it is due on demand.

As of December 31, 1999, the Company issued 84,000 shares of its common stock to employees as a signing bonus of $555,000. The compensation was expensed.

All officers' salaries have been expensed as officers' salaries or compensation. Officers' compensation expense was $322,667 and $136,000 for years ended December 31, 1999 and 1998, respectively. In 1999, the total amount was paid in full. In 1998, the Company paid and accrued $31,020; the balance of $104,980 was additional paid-in capital.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - YEAR 2000

The year 2000 issue affects the company's internal systems, including IT systems. The Company has assessed the readiness of its critical systems for handling the year 2000. Testing and remediation of all systems has been completed. Management believes that all critical systems are year 2000 compliant. The financial impact of making the replacements and modifications to the Company's systems was not material to the Company's financial position or results of operations. Management does not rely on outside vendors for any products or services that would adversely affect the Company's ability to function, should those outside vendor's products or services not be Year 2000 compliant.

NOTE 20 - SUBSEQUENT EVENT

On February 14, 2000, the Board of Directors and sole shareholder of CIG Securities, Inc. elected to change the name of the Company to CGI Capital, Inc.

On November 10, 1999, a request for the return of stock received by Circle Group Internet, Inc. for services provided was received from a client company. The Company is currently in favorable negotiations with the client company and believes that the request for the return of stock will be rescinded. Management and management's counsel currently believes that resolving the matter will not have a material adverse impact on the Company's financial position or its results of operations.

On March 7, 2000, the certificate of deposit account, which was pledged as collateral against a personal line of credit of the Chairman of the Board of Directors was closed and an amount of $300,000 was transferred back to the Company's line of credit.

 ------------------------------------------------------------------------------
                                     -------
 ------------------------------------------------------------------------------
                                     -------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until , 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson, or other person to provide any information or make any representations about us, except the information or representations contained in this prospectus. You should not rely on any additional information or representation.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities:

         -        except the common stock offered by this prospectus;
         - in any jurisdiction in which the offer or solicitation is not authorized;
         - in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
         - to any person to whom it is unlawful to make the offer or solicitation; or
         - to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sales does not imply that:

         - there have been no changes in the affairs of Circle Group Internet after the date of this prospectus; or
         - the information contained in this prospectus is correct after the date of this prospectus.

                                1,838,760 SHARES
                                  COMMON STOCK
                              ---------------------
                                   PROSPECTUS
                              ---------------------
                           CIRCLE GROUP INTERNET, INC.
                                     , 2000
 ------------------------------------------------------------------------------
   ---------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The articles of incorporation of Circle Group Internet, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Illinois. The articles of incorporation also limit the personal liability of the Circle Group Internet, Inc.'s directors to the fullest extent permitted by the Illinois Business Corporation Act contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Circle Group Internet, provided said officers or directors acted in good faith.

Because indemnification or liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and resale of the securities offered by this prospectus. We are responsible for the payment of all expenses set forth below.

      Registration fee                                                  $ 5,075
      Application fee for the Nasdaq Stock Market, Inc.                  75,625
      Blue Sky filing fees and expenses                                       0
      Printing and engraving expenses                                     8,000
      Legal fees and expenses                                            50,000
      Accounting fees and expenses                                       29,000
      Miscellaneous                                                       1,000
                                                                     ----------

            Total                                                     $ 168,700
                                                                     ==========

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

On October 9, 1996 CGI Capital issued 1,000 shares of its common stock to Internet Broadcasting Company, Inc., formerly known as Capital Internet Group, Inc., for par value, as founders shares. The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act. Internet Broadcasting Company, Inc. was a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate CGI Capital.

In 1997, Mr. Gregory Halpern received 6,494,000 shares and Mr. Dana Dabney received 500,000 shares of our common stock for the nominal consideration of par value $.0001 per share as founders of Circle Group Internet. These issuances of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act. Messrs. Halpern and Dabney were accredited investors.

During fiscal 1997, we established a note payable in the principal amount of $16,403 to Mr. Gregory J. Halpern, our founder and CEO, to purchase furniture and fixtures, including computer equipment for our offices. The note provided for interest at 18% per annum and was unsecured. We repaid the note in full before December 31, 1998. Mr. Halpern was an accredited investors.

Between June 1998 and January 1999, we sold an aggregate of 1,000,000 shares of our common stock in an offering exempt from registration under the Securities Act which was conducted according to Regulation A. The offering, which was a self-underwritten direct public offering conducted by us via the Internet, resulted in gross proceeds to us of $2,500,000 from approximately 402 investors. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to fund the expansion of our operations, to pay costs associated with our acquisitions of On-Line Bedding and PPI Capital, and to provide working capital for the expansion of our infrastructure.

Between January 1999 and October 1999, we issued options to purchase an aggregate of 319,000 shares of our common stock, at exercise prices ranging from $2.50 per share to $10.00 per share, under our 1999 Stock Option Plan to 16 of our executive officers, directors and employees. Subsequent to their issuance, options for an aggregate of 7,000 shares were canceled when the employment of one of the optionees was terminated. In each instance, the exercise price of the options was equal to the fair market value of our common stock on the date of grant. None of the options have been exercised. The issuance of these securities was exempt from the registration requirements of the Securities Act in reliance on the exemption set forth in Section 4(2) of the Securities Act. All of the optionees, who are our employees, are accredited investors.

In January 1999, we issued 400,000 shares of our common stock to Mr. Edward L. Halpern and his wife, Diane Halpern, in a private transaction exchange for all the issued and outstanding capital stock of On-Line Bedding. Mr. Halpern is an affiliate of ours and Mr. and Mrs. Halpern are accredited investors. The transaction was exempt from registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act. We paid no underwriting fees, discounts or commissions in connection therewith.

In March 1999, we issued warrants to purchase an aggregate of 227,110 shares of our common stock, exercisable at $2.50 per share, which are exercisable until March 2002, to consultants who rendered various consulting services to us on a variety of business issues, including general business matters, investments, real estate, business development, acquisitions, marketing and market research, international business, vehicle brokerage, transportation, and banking and financial matters. These consultants are sophisticated and had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. There are 11 holders of these warrants which were issued without registration under the Securities Act of 1933 in reliance on
Section 4(2) of the Securities Act. We paid no underwriting fees, discounts or commissions in connection therewith.

Between March 1 and March 15, 1999, we sold 151,480 shares of common stock to 47 accredited investors who had preexisting relationships with us and access to relevant information concerning Circle Group Internet in a private placement exempt from registration in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act, resulting in gross proceeds to us of $376,200. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to launch our e-finance division.

Between April 1, 1999 and October 7, 1999 , we have issued an aggregate of 3,500 shares of common stock to EBS Public Relations, Inc. for public relations services rendered to us under an agreement dated March 4, 1999. At the request of EBS' principals, Erica and Brian Swerdlow, these shares have been issued to them individually. EBS is a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. Accordingly, the issuance of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act.

On April 1, 1999; May 1, 1999; June 1, 1999 and July 1, 1999, we issued 200 shares of common stock to Ms. Mary Lytle for tutoring services rendered in connection with the testing of our management for their broker-dealer licenses. Ms. Lytle is a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. Accordingly, the issuance of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act.

Between April 1, 1999 and July 22, 1999, we sold 1,213,800 shares of our common stock to 63 accredited investors in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act. Each of these investors had a pre-existing relationship with us and had access to relevant information concerning Circle Group Internet. We received $12,138,000 in gross proceeds in the private placement and paid no underwriting fees, discounts or commissions in connection therewith. We used a portion of the proceeds from this offering for the development and marketing of our Internet viewing software. The balance of the funds will be used for general working capital.

In April 1999, we issued Mr. and Mrs. Edward Halpern a demand promissory note in the principal amount of $80,018, bearing interest at 8% per annum, which represented shareholder distributions prior to our acquisition of On-Line Bedding. Mr. and Mrs. Halpern are accredited investors.

On August 1, 1999 Mr. Gregory J. Halpern, our president and CEO, borrowed $935,000 from us under a secured promissory note. This note bore interest at 8% per annum. As collateral for the note, Mr. Halpern granted us a first mortgage on his principal residence. This residence had a fair market value which exceeded the principal amount of the note and, with the exception of our mortgage, was unencumbered. Mr. Halpern is an accredited investor. The note was satisfied in full on December 7, 1999, and we have released our mortgage on the property.


Between July 1999 and March 2000, we issued an aggregate of 54,000 shares of our common stock to 26 of our executive officers, directors and employees. These issuances of shares of common stock were exempt from registration under Section 4(2) of the Securities Act. All of the officers, directors and/or employees were either accredited investors, were sophisticated investors, had a pre-existing relationship with our management and/or had access to all relevant information reasonably necessary to evaluate us.

On March 7, 2000, we issued options to purchase an aggregate of 927,500 shares of our common stock, at an exercise price of $10.00 per share, under our 1999 Stock Option Plan, as amended to 33 of our executive officers, directors and employees. In each instance, the exercise price of the options was equal to the fair market value of our common stock on the date of grant. None of the options have been exercised. The issuance of the securities was exempt from the registration requirements of the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


On March 8, 2000, we sold 5,000 shares of our common stock to Gary Cooper, a former director of the Company. Mr. Cooper is a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet, Inc. Accordingly, the issuance of the shares of common stock were exempt from registration under
Section 4(2) of the Securities Act.


ITEM 27.          EXHIBITS.

Exhibit No.       Description of Exhibits
-----------       -----------------------
3.1*        Articles of Incorporation of Circle Group Internet, Inc.
3.2*        Articles of Amendment dated December 8, 1997 to the Articles of Incorporation of
            Circle Group Internet, Inc.
3.3*        Articles of Amendment dated December 15, 1997 to the Articles of Incorporation of
            Circle Group Internet, Inc.
3.4*        By-Laws of Circle Group Internet, Inc.
3.5*        Articles of Amendment dated March 1, 2000 to the Articles of Incorporation of Circle
            Group Internet, Inc.
4.1*        Specimen Common Stock Certificate
5*          Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
10.1*       Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and
            Gregory J. Halpern
10.2*       Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and
            Dana L. Dabney
10.3*       Employment Agreement dated February 1, 1999 between Circle Group Internet, Inc.
            and Frank K. Menon
10.4*       Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and
            Arthur C. Tanner
10.5*       Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and
            Erik J. Brown
10.6*       Employment Agreement dated June 1, 1999 between Circle Group Internet, Inc. and
            Michael J. Theriault
10.7*       1999 Stock Option Plan of Circle Group Internet, Inc.
10.8*       Stock Purchase Agreement dated January 2, 1999 between the shareholders of On-Line Bedding Corporation and Circle Group
            Internet, Inc.
10.9*       Stock Purchase Agreement dated March 8, 1999 between Circle Group Internet, Inc.,
            Internet Broadcasting Company, Inc. and CGI Capital, Inc.
10.10*      Extension Agreement dated May 25, 1999 between Circle Group Internet, Inc., Internet
            Broadcasting Company and CGI Capital, Inc.
10.11*      Stock Purchase Agreement dated February 1, 1999 between Gregory Halpern and
            Circle Group Internet, Inc.
10.12*      Extension Agreement dated August 25, 1999 between Circle Group Internet, Inc.,
            Internet Broadcasting Company and CGI Capital, Inc.
10.13*      Client Agreement dated March 4, 1999 between EBS Public Relations, Inc. and Circle
            Group Internet, Inc.
10.14*      Industrial lease agreement dated May 20, 1999 between CLO Enterprises and Circle
            Group Internet, Inc.
10.15*      Industrial lease agreement dated June 18, 1999 between CLO Enterprises and Circle
            Group Internet, Inc.

                                      II-5


10.16*      Amendment No. 1 to the Stock Purchase Agreement between the shareholders of On-
            Line Bedding Corporation and Circle Group Internet, Inc.
10.17*      Secured Promissory Note dated August 1, 1999 from Gregory J. Halpern
10.18*      Mortgage dated August 6, 1999 between Gregory J. Halpern and Karen S. Halpern and
            Circle Group Internet, Inc.
10.19*      Form of Placement Agency Agreement
10.20*      Form of Business Consulting Agreement
10.21*      Demand Promissory Note dated April 1, 1999
10.22*      1999 Stock Option Plan, as amended, of Circle Group Internet, Inc.
21*         Subsidiaries of the Registrant
23.1**      Consent of Harold Y. Spector, Certified Public Accountant
23.2*       Consent of Atlas, Pearlman, Trop & Borkson, P.A. is included in Exhibit 5
27**        Financial Data Schedule
99*         Letter dated July 14, 1999 to the Securities and Exchange Commission requesting no-
            action regarding CGI Capital, Inc.

* Previously filed ** Filed herewith.

ITEM 28.          UNDERTAKINGS

   (a)      We undertake:

       (1) To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any additional or changed material information with respect to the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Circle Group Internet, Inc., we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Circle Group Internet, Inc. in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Mundelein, State of Illinois, on June 1, 2000.


                                               CIRCLE GROUP INTERNET, INC.

                                                     By: /s/ Gregory J. Halpern
                                                     --------------------------
                                                     Gregory J. Halpern, Chief
                                                     Executive Officer

In accordance with the requirements of the Securities Act, this Amendment No. 3 to the registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                                   Title                                                    Date
---------                                   -----                                                    ----

/s/Gregory J. Halpern               Director and Chief Executive Officer                         June 1, 2000
-----------------------

Gregory J. Halpern


/s/Frank K. Menon                   Director and President                                       June 1, 2000
---------------------------

Frank K. Menon


/s/Dana L. Dabney                   Director, Vice President of Human Resources                  June 1, 2000
-------------------------

Dana L. Dabney


/s/ Arthur C. Tanner                Chief Financial Officer                                      June 1, 2000
-----------------------

Arthur C. Tanner


/s/ Michael J. Theriault            Chief Operating Officer                                      June 1, 2000
------------------------------

Michael J. Theriault


/s/ Edward J. Halpern               Director                                                     June 1, 2000
-------------------------------

Edward L. Halpern


/s/ Steven H. Salgan                Director                                                    June 1, 2000
--------------------
Steven H. Salgan, M.D.

/s/ Stanford Jay Levin              Director                                                    June 1, 2000
----------------------
Stanford Jay Levin


The foregoing represents a majority of the Board of Directors




                                INDEX TO EXHIBITS


Exhibit No.                         Description of Exhibits
-----------                         -----------------------
3.1*                Articles of Incorporation of Circle Group Internet, Inc.
3.2*                Articles of Amendment dated December 8, 1997 to the Articles of Incorporation of
                    Circle Group Internet, Inc.
3.3*                Articles of Amendment dated December 15, 1997 to the Articles of Incorporation of
                    Circle Group Internet, Inc.
3.4*                By-Laws of Circle Group Internet, Inc.
3.5*                Articles of Amendment dated March 1, 2000 to the Articles of Incorporation of Circle
                    Group Internet, Inc.
4.1*                Specimen Common Stock Certificate
5*                  Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
10.1*               Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and
                    Gregory J. Halpern
10.2*               Employment Agreement dated January 2, 1999 between Circle Group Internet, Inc. and
                    Dana L. Dabney
10.3*               Employment Agreement dated February 1, 1999 between Circle Group Internet, Inc.
                    and Frank K. Menon
10.4*               Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and
                    Arthur C. Tanner
10.5*               Employment Agreement dated March 1, 1999 between Circle Group Internet, Inc. and
                    Erik J. Brown
10.6*               Employment Agreement dated June 1, 1999 between Circle Group Internet, Inc. and
                    Michael J. Theriault
10.7*               1999 Stock Option Plan of Circle Group Internet, Inc.
10.8*               Stock Purchase Agreement dated January 2, 1999 between the shareholders of On-Line
                    Bedding Corporation and Circle Group Internet, Inc.
10.9*               Stock Purchase Agreement dated March 8, 1999 between Circle Group Internet, Inc.,
                    Internet Broadcasting Company, Inc. and CGI Capital, Inc.
10.10*              Extension Agreement dated May 25, 1999 between Circle Group Internet, Inc., Internet
                    Broadcasting Company and CGI Capital, Inc.
10.11*              Stock Purchase Agreement dated February 1, 1999 between Gregory Halpern and
                    Circle Group Internet, Inc.
10.12*              Extension Agreement dated August 25, 1999 between Circle Group Internet, Inc.,
                    Internet Broadcasting Company and CGI Capital, Inc.
10.13*              Client Agreement dated March 4, 1999 between EBS Public Relations, Inc. and Circle
                    Group Internet, Inc.
10.14*              Industrial lease agreement dated May 20, 1999 between CLO Enterprises and Circle
                    Group Internet, Inc.
10.15*              Industrial lease agreement dated June 18, 1999 between CLO Enterprises and Circle
                    Group Internet, Inc.





10.16*              Amendment No. 1 to the Stock Purchase Agreement between the shareholders of On-
                    Line Bedding Corporation and Circle Group Internet, Inc.
10.17*              Secured Promissory Note dated August 1, 1999 from Gregory J. Halpern
10.18*              Mortgage dated August 6, 1999 between Gregory J. Halpern and Karen S. Halpern and
                    Circle Group Internet, Inc.
10.19*              Form Placement Agency Agreement
10.20*              Form of Business Consulting Agreement
10.21*              Demand Promissory Note dated April 1, 1999
10.22*              1999 Stock Option Plan, as amended, of Circle Group Internet, Inc.
21*                 Subsidiaries of the Registrant
23.1*               Consent of Harold Y. Spector, Certified Public Accountant
23.2*               Consent of Atlas, Pearlman, Trop & Borkson, P.A. is included in Exhibit 5
27**                Financial Data Schedule
99*                 Letter dated July 14, 1999 to the Securities and Exchange Commission requesting no-
                    action regarding CGI Capital, Inc.

* Previously filed
** Filed herewith.